EX-10.78.06
EXECUTION VERSION
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

BRE/SW PORTFOLIO LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2010, by and among EMERITUS CORPORATION, a Washington corporation (“ESC”), CPDF II, LLC, a Washington limited liability company (“Columbia”, ESC and Columbia are sometimes herein collectively called the “CP Group”), BRE/SW Member LLC, a Delaware limited liability company (“BREA”), Sunwest Rollover Member LLC, a Delaware limited liability company (the “Common Investor”, together with ESC, Columbia and BREA, collectively, the “Common Members” and each a “Common Member”) and Sunwest Rollover Member LLC, a Delaware limited liability company (the “Preferred Investor”, together with the Common Members, collectively the “Members” and each a “Member”).

R E C I T A L S

A.           WHEREAS, ESC, Columbia and BREA formed BRE/SW Portfolio LLC (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as the same may be amended from time to time (the “Act”); and, in connection therewith, caused to be filed on November 12, 2009 with the Secretary of State of the State of Delaware, a Certificate of Formation for BRE/SW Portfolio LLC as a limited liability company and executed that certain Limited Liability Company Agreement of the Company, dated as of January 15, 2010 (the “Existing Agreement”);

B.           ESC, Columbia and BREA now desire to amend and restate the Existing Agreement in order to (i) admit the Common Investor and Preferred Investor as additional members to the Company, and (ii) reflect certain additional modifications and amendments thereto.

C.           The Members hereto now desire to amend and restate in its entirety the Existing Agreement on the terms and conditions contained herein.

NOW THEREFORE, the parties hereby agree that the Existing Agreement is amended and restated as follows:

ARTICLE I  FORMATION AND PURPOSE OF COMPANY; DEFINITIONS.

Section 1.1. Continuation.  As of November 12, 2009, the Company has been formed by the filing of a certificate of formation with the Secretary of State of the State of Delaware (the “Certificate”) by an authorized person of the Company within the meaning of the Act.  The Company shall continue to be operated as a limited liability company under the Act, subject to the provisions set forth in this Agreement.  BREA or its attorney is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.  The execution by BREA or its attorney of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

Section 1.2. Name.  The Company’s business shall be conducted solely under the name of “BRE/SW Portfolio LLC.”

Section 1.3. Term.  The term of the Company shall be from the date hereof until the Company is dissolved as hereinafter provided.

Section 1.4. Purpose.  The purpose of the Company shall be to acquire, own, manage, operate, lease, maintain, market, finance, sell and otherwise use the Properties (as hereinafter defined) for profit and to exercise all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purpose related thereto.  The business of the Company may be conducted directly by the Company or through direct or indirect subsidiaries of the Company (each a “Company Subsidiary” and collectively, the “Company Subsidiaries “).

Section 1.5. Registered Office; Registered Agent; Principal Office.  The Company shall maintain a registered office at c/o Corporation Service Company in Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645 or such other office within the State of Delaware as directed by the Members.  The Company shall maintain an office and principal place of business at 345 Park Avenue, New York, New York, 10154 or at such other place as may from time to time be determined by the Members as its principal place of business.  The name and address of the Company’s registered agent as of the date of this Agreement is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, County of New Castle.

Section 1.6. Definitions.  The following terms shall have the respective meanings set forth below:

“Acceptance Notice” means a written notice stating BREA’s willingness to sell the Property, the Portfolio/Company Interest or BREA’s Membership Interest, as applicable, at the Administrative Member’s Price delivered by BREA in response to a Purchase Offer in accordance with Sections 10.1A(2), 10.1B(2) or 10.1C(2), as applicable.

“Additional Deposit” means an amount equal to five percent (5%) of the Administrative Member’s Price payable by the Administrative Member in the event it elects to extend the Purchase Date in accordance with Sections 10.1A(2), 10.1B(2) or 10.1C(2), as applicable.

“Administrative Member” shall mean (i) ESC unless removed or replaced by BREA in accordance with Section 7.2 and then (ii) BREA or its designee.

“Administrative Member Costs” means the actual third-party out-of-pocket costs reasonably incurred by the Administrative Member on behalf of or otherwise relating to or intended to benefit the Company or any Company Subsidiary, such as appraisal, legal, preparation of third party financial reports, (including the annual preparation of tax returns and/or audits of the Company as required) and to the extent authorized by BREA, diligence and investigation expenses with respect to the acquisition on new properties.  Administrative Member Costs is not intended to include ESC’s general corporate overhead costs or the costs of any regional or divisional employees retained by ESC in relation to the Properties, or any costs or expense which are not the obligations of ESC in its capacity as property manager under a Management Agreement.

“Administrative Member’s Price” means the purchase price at which the Administrative Member is willing to purchase the Properties, BREA’s Membership Interest or the Portfolio/Company Interest, as applicable, in response to an Intent to Sell Notice as stated in the Purchase Offer in accordance with Sections 10.1A(2), 10.1B(2) or 10.1C(2), as applicable.

“Affiliate” of a person or entity (or words of similar import, whether or not capitalized) means any corporation, partnership, limited liability company, trust or other person or entity controlling, controlled by or under common control with the entity or person in question (whether directly or indirectly through one or more intermediaries).  However, neither the Company nor any Company Subsidiary shall be deemed to be an Affiliate of any Member.  For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to decide, affirmatively (by direction) or negatively (by veto), the management and policies, whether through the ownership of voting securities or by contract or otherwise.

“Bankruptcy/Dissolution Event” with respect to an  entity, means the commencement or occurrence of any of the following with respect to such entity:  (1) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (2) the appointment of (or a proceeding to appoint) a trustee or receiver of any property interest; (3) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest; (4) an assignment for the benefit of creditors; or (5) the general inability to meets its financial obligations as and when they are due; or (6)  a dissolution or liquidation; provided, however, that the events described in clauses (1), (2) or (3) shall not be included if the same are (a) involuntary and not at any time consented to, (b) contested within thirty (30) days of commencement and thereafter diligently and continuously contested, and (c) dismissed or set aside, as the case may be, within ninety (90) days of commencement.

“Board of Directors” has the meaning set forth in Section 5.12.

“Board Member” and “Board Members” has the meaning set forth in Section 5.12.

“Board Observer” has the meaning set forth in Section 5.12.

“BREP VI” means the real estate investment fund commonly referred to as Blackstone Real Estate Partners VI.

“Budget” means the consolidated Operating Budget and Capital Budget, as applicable, for the Properties.  “Operating Budget” and “Capital Budget” means the consolidated operating budget and capital budget, respectively, for the Company, as the same may be modified from time to time with the written approval of BREA.

“Business Agreements” means any lease, rental agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument at any time or times affecting the Company, any Company Subsidiary or all or a portion of any of their respective assets.

“Claim” means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (including appellate proceedings), and any collection costs or enforcement costs).

“Class A Preferred Units” means a class of the Company Interests issued as an equal, fractional, undivided share of the Company Interests, which have been designated as the Class A Preferred Units, with the designations, preferences and relative participating, optional and other special rights, powers and duties set forth in Annex A hereto.  The ownership of Class A Preferred Units may be evidenced by a certificate in a form approved by the Administrative Member.

“Claims Process” shall have the meaning assigned thereto in the Reorganization Plan.

“Closing Date” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Collateral Agreement” means any agreement, instrument, document or covenant concurrently or hereafter made or entered into under, pursuant to, or in connection with this Agreement (including the “Management Agreements,” the “Purchase & Contribution Agreement”, and the “Project Financing Documents” in each case as hereinafter defined, and/or any agreement, instrument, document or covenant entered into under, pursuant to, or in connection with the Management Agreements, the Purchase & Contribution Agreement, and the Project Financing Documents), and any certifications made in connection herewith or therewith or amendment or amendments made at any time or times heretofore or hereafter to any of the same.

“Columbia Pacific” means Columbia Pacific Management Inc., a Washington corporation, or Columbia Pacific Advisors, LLC, a Washington limited liability company, as the context may require.

“Common Interests” means a Company Interest, other than the Class A Preferred Units or any other Company Interest that is specifically designated by BREA pursuant to Section 3.2C as being another class.

“Common Investor” has the meaning set forth in the preamble to this Agreement.

“Common Rollover Amount” has the meaning assigned thereto in the Purchase & Contribution Agreement.

“Common Rollover Election” has the meaning assigned thereto in the Purchase & Contribution Agreement.

“Company Interests” means an ownership interest in the Company representing a Capital Contribution and includes any and all benefits to which the holder of such ownership interest may be entitled as provided for in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Common Percentages” means, initially, the following respective percentages for each of the Members:

Member	Common Percentage

ESC Columbia	(5.90)% (11.18)%
BREA Common Investor	(68.33)% (14.59)%

TOTAL:	100%

The Common Percentage of the Common Investor shall initially be determined to be equal to the fraction, expressed as a percentage, the numerator of which is (x) the Common Rollover Amount and the denominator of which is equal to (y) the sum of (i) the aggregate capital contributions made by BREA, ESC and Columbia pursuant to Section 3.1A(1), (ii) the aggregate capital contributions required to be made by BREA, ESC and Columba pursuant to Section 3.1(A)(2) (with such contributions being deemed made as of the date hereof for purposes of calculating the Common Percentage) and (iii) the Common Rollover Amount.

The Common Percentage of BREA shall initially be determined to be equal to 100 less the Common Percentage of the Common Investor (expressed as a whole number) multiplied by 80/100.

The Common Percentage of ESC shall initially be determined to be equal to 100 less the Common Percentage of the Common Investor (expressed as a whole number) multiplied by 6.90/100.

The Common Percentage of Columbia shall initially be determined to be equal to 100 less the Common Percentage of the Common Investor (expressed as a whole number) multiplied by 13.10/100.

The Common Percentages of the Common Members shall be adjusted from time to time to reflect any modifications thereto in accordance with this Agreement as a result of (i) adjustments contemplated pursuant to Section 11.20 of this Agreement and Sections 2.6(d)(ii) and 2.6(d)(iii) of the Purchase & Contribution Agreement, and (ii) additional capital contributions which have been made or failed to have been made or returned pursuant to Sections 3.1(A)(1), 3.2, 3.3 and 3.5 or otherwise in accordance with this Agreement.  A schedule of the Common Percentages shall be maintained and updated from time to time by the Administrative Member to reflect any adjustments or changes in accordance with this Agreement.

“Contributed Property” has the meaning set forth in Section 4.6.

“Cure Period” means (1) five (5) business days after written notice to a defaulting Member or Affiliate specifying the nature of a default or breach under this Agreement or Collateral Agreement, in connection with a monetary default that is not a “Noncurable Default” (as hereinafter defined); (2) thirty (30) days after written notice to a defaulting Member or Affiliate specifying the nature of a default or breach under this Agreement or Collateral Agreement, in connection with a non-monetary default that is not a Noncurable Default (provided, however, that if such non-monetary default cannot reasonably be cured within such thirty (30) day period, and such defaulting Member promptly commences the cure of such default and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to the extent reasonably necessary, but in no event after the date that is sixty (60) days after such written notice); and (3) no period at all for a Noncurable Default.

“Distributable Cash” means on a determination date, the amount of cash BREA approves as being available for distribution, after taking into account the future capital requirements of the Company, the establishment of reserves, the Common Investor Reporting Reimbursement payable pursuant to Section 11.21 and any restrictions under the Project Financing Documents.

“Excess Common Rollover Amount” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Excess Preferred Rollover Amount” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Excess Rollover TEC Adjustment” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Competing Projects” means the properties  identified on Exhibit “C.”

“Final Total Equity Capitalization” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Initial Closing Date” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Investment Maintenance Costs” means the actual third-party out-of-pocket costs reasonably incurred by BREA (or its Affiliates) on behalf of or otherwise relating to or intended to benefit the Company or any Company Subsidiary, such as travel, appraisal, legal, accounting, (including the annual preparation of tax returns and/or audits of the Company as required) diligence and investigation expenses. Investment Maintenance Costs is not intended to include BREA’s or any BREA Affiliate’s general overhead costs or which do not relate to the Company or the Properties.

“Laws” (i.e., all procedural and substantive federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements (including those relating to the environment, health and safety, or handicapped persons), applicable to the Company, any Company Subsidiary or all or any portion of their respective assets).

“LC Costs” means the fees and all interest charged to BREA in connection with the letter of credit delivered with respect to the Deposit under the Purchase & Contribution Agreement.

“Marketing Period” means in the case of a Property Sale, one hundred eighty (180) days and in the case of a Portfolio Sale or a BREA Membership Sale, one (1) year, as applicable.

“Noncurable Default” means a default that cannot be cured and includes each of the following:  (a) a breach of a representation or warranty, (b) a breach of Section 6.1 or any other restriction upon transfer or hypothecation, (c) an intentional breach, (d) a breach constituting gross negligence or willful misconduct (which, as used in this Agreement, shall include active or passive fraud, dishonesty or bad faith), (e) a breach of Section 5.4 or any other exclusive or non-competition covenant, (f) a breach of an obligation if there have been two (2) prior breaches of such obligation or a similar obligation within the immediately preceding one (1) year period (or if longer, the period during which the obligation arose on the three most recent prior occasions), or (g) taking action on behalf of the Company that is beyond the scope of authority established by this Agreement.

“Permitted Portfolio Acquisition” means the acquisition by ESC, Columbia, or any Affiliate of ESC or Columbia, of a portfolio of three or more senior housing facilities, wherein no more than 25% of the units to be acquired in such portfolio are within 15 miles of any of the Properties.  For the purposes of this definition, any Property that is 90% occupied and within the 15 mile radius at the time of ESC’s or Columbia’s proposed acquisition of a new portfolio shall be exempt and ignored for purposes of testing the 15 mile and unit restrictions limitation set forth above.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, or any other legal entity.

“Preferred Rollover Amount” has the meaning assigned thereto in the Purchase & Contribution Agreement.

“Preferred Rollover Election” has the meaning assigned thereto in the Purchase & Contribution Agreement.

“Project Financing” has the meaning set forth in Section 2.8.

“Project Financing Documents” has the meaning set forth in Section 2.8.

“Project Financing Guaranty Documents” has the meaning set forth in Section 2.8.

“Project Lender” has the meaning set forth in Section 2.8.

“Properties” means the assisted living, memory care and skilled nursing facilities (each a “Property”) described in Exhibit “B,” and other such assisted living, memory care and skilled nursing facilities the Company or a Company Subsidiary shall acquire from time to time in accordance with the terms of this Agreement.

“Purchase & Contribution Agreement” means that certain Agreement of Purchase, Sale and Contribution, entered into January 15, 2010, by and between Stayton SW Assisted Living, L.L.C., an Oregon limited liability company constituting the Unitary Sunwest Enterprise designated in the Approval Order of the United States District Court for the District of Oregon dated October 2, 2009, and BRE/SW Portfolio LLC, a Delaware limited liability company, as amended by that certain Amendment No. 1 to Agreement of Purchase and Sale, dated February 12, 2010, and by that certain Amendment No. 2 to Agreement of Purchase, Sale and Contribution, dated March 25, 2010 and by that certain Amendment No. 3 to Agreement of Purchase, Sale and Contribution, dated July 13, 2010 (as may be further amended).

“Purchase Date” means the date on which the closing and settlement of a Property Sale, a Portfolio Sale or a BREA Membership Sale, as applicable, occurs in accordance with Article X.

“Purchase Deposit” means a deposit in an amount equal to five percent (5%) of the Administrative Member’s Price payable by the Administrative Member in the event BREA accepts the Purchase Offer in accordance with Sections 10.1A(2), 10.1B(2) or 10.1C(2), as applicable.

“Purchase Offer” means a written notice stating the Administrative Member’s willingness to purchase the Property, the Portfolio/Company Interest or BREA’s Membership Interest, as applicable, and setting forth the Administrative Member’s Price, delivered by the Administrative Member in response to an Intent to Sell Notice in accordance with Sections 10.1A(2), 10.1B(2) or 10.1C(2), as applicable.

“Requirements” means this Agreement, the Operating Budget, the Capital Budget, the Business Agreements including the Purchase & Contribution Agreement, as the same may be amended in accordance with this Agreement and Laws.

“ROFO Purchase Agreement” means an agreement setting forth the terms of the Property Sale, Portfolio Sale, or BREA Membership Sale, as applicable, by and between BREA as seller and the Administrative Member, as purchaser, in accordance with and consistent with the terms of Article X.

“Rollover Investors” shall have the meaning assigned thereto in the Purchase & Contribution Agreement.

“Rollover Investor Tax Information” shall mean a schedule of the tax basis of each of the Rollover Investors in the Properties and Company and all other information required by the Company with respect to the Common Investor, Preferred Investor and Rollover Investors in order to prepare the Company’s annual federal and state income tax returns and the federal and state Form K-1 for the Members, in the form required by the auditors of the Company to prepare and sign the appropriate tax returns in accordance with applicable laws.

“Seller” means Stayton SW Assisted Living, L.L.C., as  the seller under the Purchase & Contribution Agreement.

“Similar Law”  means any federal, state, local, non–U.S. or other law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its Company Interest and thereby subject the Company and the Administrative Member (or other Persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Supplemental Notice” means a written notice setting forth BREA’s desire to sell the Properties, the Portfolio/Company Interest or BREA’s Membership Interest, as applicable, at the Third Party Price, which shall set forth such Third Party Price in accordance with Sections 10.1A(4), 10.1B(4) or 10.1C(4), as applicable.

“Third Party Price” means the proposed sale price of the Properties, the Portfolio/Company Interest or BREA’s Membership Interest, as applicable, to a third party in accordance with Sections 10.1A(4), 10.1B(4) or 10.1C(4), as applicable.

ARTICLE II  ACQUISITION OF PROPERTIES

Section 2.1. General.  The Company shall enter into the Purchase & Contribution Agreement for the acquisition of the Properties.  The Properties shall be owned by Company Subsidiaries.

A. Defined Terms.  As used herein, the following terms shall have the meanings set forth for the same in the Purchase & Contribution Agreement:  “Closing,” “Closing Date,” “Deposit,” “Escrow Agent,” and “Purchase Price.”

B. Actions To Be Taken Under Purchase & Contribution Agreement.  At all times between the date hereof and the Closing, BREA shall take all actions and make all final decisions relating to the Purchase & Contribution Agreement.  BREA shall keep ESC and Columbia reasonably informed with respect to all matters related to the Purchase & Contribution Agreement.  The parties will use reasonable efforts to cooperate in order to meet the time deadlines for consents and performances by the Company under the Purchase & Contribution Agreement.

Section 2.2. Representations and Warranties of ESC.  ESC hereby represents and warrants to BREA, Columbia, the Common Investor, the Preferred Investor, the Company, each Company Subsidiary, and each of them, as follows (provided that such representations and warranties made to the Common Investor and Preferred Investor shall be limited solely to subsection B below):

A. Purchase & Contribution Agreement.  ESC shall not permit any oral modifications or understandings with respect to the Purchase & Contribution Agreement and, without limitation, neither the Company, ESC nor any of its Affiliates shall deliver to Seller any notice or demand under or in connection with the Purchase & Contribution Agreement that is not previously approved in writing by BREA.  The Company or a Company Subsidiary shall be the holder of all right, title and interest to the “Purchaser” under the Purchase & Contribution Agreement (including the Deposit).

B. Due Authorization, Execution, Formation, Etc.  This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by ESC are, as of the date hereof, duly authorized, executed and delivered by and are and will be binding upon the same.  ESC is a corporation duly formed, validly existing and in good standing under the laws of the state of its formation.  ESC is duly authorized and qualified to enter into and do all things required of it under this Agreement and the Collateral Agreements it is executing in connection with this transaction (including compliance with all applicable doing business laws).  Neither this Agreement, any Collateral Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation to which ESC or, to the best knowledge of ESC, any of the Properties, is subject.

C. Information Acquired From Due Diligence.  ESC shall keep BREA and Columbia fully informed of all information gathered from ESC’s due diligence with respect to each Property.

D. Competing Projects.  As of the date of this Agreement, except for the Existing Competing Projects, neither ESC nor any of its Affiliates holds any interest, directly or indirectly, in any real estate (excluding personal residences).

Section 2.3. Representations and Warranties of Columbia.  Columbia hereby represents and warrants to BREA, ESC, the Common Investor, the Preferred Investor, the Company, each

Company Subsidiary, and each of them, as follows (provided that such representations and warranties made to the Common Investor and Preferred Investor shall be limited solely to subsection B below):

A. Purchase & Contribution Agreement.  Columbia shall not permit any oral modifications or understandings with respect to the Purchase & Contribution Agreement and, without limitation, neither the Company, Columbia nor any of its Affiliates shall deliver to Seller any notice or demand under or in connection with the Purchase & Contribution Agreement that is not previously approved in writing by BREA.  The Company or a Company Subsidiary shall be the holder of all right, title and interest to the “Purchaser” under the Purchase & Contribution Agreement (including the Deposit).

B. Due Authorization, Execution, Formation, Etc.  This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Columbia are, as of the date hereof, duly authorized, executed and delivered by and are and will be binding upon the same.  Columbia is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation.  Columbia is duly authorized and qualified to enter into and do all things required of it under this Agreement and the Collateral Agreements it is executing in connection with this transaction (including compliance with all applicable doing business laws).  Neither this Agreement, any Collateral Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation to which Columbia or, to the best knowledge of Columbia, any of the Properties, is subject.

C. Information Acquired From Due Diligence.  Columbia shall keep BREA and ESC fully informed of all information gathered from Columbia’s due diligence with respect to each Property.

Section 2.4. Representations and Warranties of BREA.  BREA hereby represents and warrants to ESC, Columbia, the Common Investor, the Preferred Investor, the Company, and each Company Subsidiary, and each of them, as follows (provided that such representations and warranties made to the Common Investor and Preferred Investor shall be limited solely to subsection B below):

A. Purchase & Contribution Agreement.  BREA shall not enter into any material amendment to the Purchase & Contribution Agreement that shall increase the Purchase Price (or the cash portion thereof) without ESC’s and Columbia’s consent.  BREA shall not permit any oral modifications or understandings with respect to the Purchase & Contribution Agreement and, without limitation, neither the Company, BREA nor any of its Affiliates shall deliver to Seller any notice or demand under or in connection with the Purchase & Contribution Agreement until BREA has consulted with ESC regarding same.  The Company or a Company Subsidiary shall be the holder of all right, title and interest to the “Purchaser” under the Purchase & Contribution Agreement (including the Deposit).

B. Due Authorization, Execution, Formation, Etc.                                                                           This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by BREA are, as of the date hereof, duly authorized, executed and delivered by and are and will be binding upon the same.  BREA is a limited liability company, duly formed, validly existing and in good standing under the laws of Delaware.  BREA is duly authorized and qualified to enter into and to do all things required of it under this Agreement and the Collateral Agreements it is executing in connection with this transaction (including compliance with all applicable doing business laws).  Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation, to which BREA is subject (other than as a result of its entry into this Agreement).

Section 2.5. Representations and Warranties of Common Investor.  Common Investor hereby represents and warrants to BREA, Columbia, ESC, the Preferred Investor, the Company, each Company Subsidiary, and each of them, as follows:

A. Due Authorization, Execution, Formation, Etc.  This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Common Investor are, as of the date hereof, duly authorized, executed and delivered by and are and will be binding upon the same.  If Common Investor is not a natural person, it has been duly formed, and is validly existing and in good standing under the laws of the state of its formation.  Common Investor is duly authorized and qualified to enter into and do all things required of it under this Agreement and the Collateral Agreements it is executing in connection with this transaction (including compliance with all applicable doing business laws).  Neither this Agreement, any Collateral Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation to which such Common Investor or, to the best knowledge of such Common Investor, any of the Properties, is subject.

Section 2.6. Representations and Warranties of Preferred Investor.  Preferred Investor hereby represents and warrants to BREA, Columbia, ESC, the Common Investor, the Company, each Company Subsidiary, and each of them, as follows:

A. Due Authorization, Execution, Formation, Etc.    This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Preferred Investor are, as of the date hereof, duly authorized, executed and delivered by and are and will be binding upon the same.  If Preferred Investor not a natural person, it has been duly formed and is validly existing and in good standing under the laws of the state of its formation.  Preferred Investor is duly authorized and qualified to enter into and do all things required of it under this Agreement and the Collateral Agreements it is executing in connection with this transaction (including compliance with all applicable doing business laws).

Neither this Agreement, any Collateral Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation to which such Preferred Investor or, to the best knowledge of such Preferred Investor, any of the Properties, is subject.

Section 2.7. Brokers.  Each Member represents and warrants to the other Member, the Company, and each Company Subsidiary, and each of them, that no broker or finder has been engaged by it in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions (the parties acknowledging that Seller may have engaged certain brokers in connection with the Purchase & Contribution Agreement, as more particularly described therein, and that Seller is responsible for all amounts due to such brokers).  In the event of a “Claim” (as hereinafter defined) for a broker’s or finder’s fee or commission in connection herewith, then each Member shall, to the fullest extent permitted by applicable law, indemnify, protect, defend and hold the other Members, the Company, each Company Subsidiary, and their respective assets harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by it or its Affiliates.

Section 2.8. Project Financing.  Giving due consideration to market and property conditions, BREA shall make commercially reasonable efforts to obtain or assume Project Financing, upon such terms and conditions as are acceptable to BREA in its sole discretion; provided, however, that BREA shall consult with and use reasonable efforts to keep ESC and Columbia informed as to the material terms of such Project Financing, including, without limitation, requesting that ESC and Columbia be included in distributions of drafts of the loan documents.  In no event shall the Project Financing be secured by real property in addition to the Properties.  BREA shall be responsible for the negotiation of the documents required to be executed by the Company or any Subsidiary Company pursuant to any Project Financing (the “Project Financing Documents”).  All costs expended in connection with the Project Financing, including but not limited to attorneys’ fees with respect to the Project Financing Documents, shall be payable by the Company.  “Project Financing” means any financing or refinancing obtained or assumed by the Company or any Company Subsidiary with respect to the Properties.  The lenders under the Project Financing are herein collectively called the “Project Lender.”  The Company shall execute and deliver such non-recourse carve-out guaranties, environmental indemnities and other related documents (“Project Financing Guaranty Documents”) as are required by the Project Lender and approved in the reasonable discretion of BREA.  BREA shall use good faith efforts to cause the Company to refinance any Project Financing that becomes due from time to time with replacement financing in the same or greater principal amounts so as to minimize the capital contributions which otherwise would be required to be made by the Members; provided that replacement financing at that level (i) is available upon commercially reasonable terms and otherwise with substantially the same collateral package and recourse provisions as the Project Financing being repaid and (ii) can be supported by the Properties to be encumbered thereby without undue risk of default.

The Members acknowledge and agree that BREA may, in its sole and absolute discretion, cause the Company on or about the Closing Date to prepay a portion of the Project Financing from the capital contributions made pursuant to Section 3.1 in an amount not to exceed the Preferred Rollover Amount (the “Targeted Initial Prepayments”).  In connection with such Targeted Initial Prepayments, BREA shall provide to the Common Investor a list of the portions of the Project Financing that it plans to prepay from such initial contributions.  In the event that Common Investor promptly identifies to BREA specific prepayments which would result in material adverse tax consequences to the Rollover Investors, the Common Investor and BREA agree to use good faith commercially reasonable efforts to work together to identify a list of alternative Project Financing prepayments to include in the Targeted Initial Prepayments in order to reasonably mitigate such adverse tax consequences.

In the event that, prior to the fourth anniversary of the Closing, the Company intends to reduce a material amount of the Company’s Project Financing through a prepayment, BREA will consult with the Common Investor as to whether that reduction will cause adverse tax consequences to the Rollover Investors and consider in good faith mitigating alternatives; provided (x) maximizing the profits and the financial performance of Company (without regard to the tax consequences to the Common Investor and the Rollover Investors) shall be the priority and (y) in no event shall the Company or BREA have any liability to the Common Investor or the Rollover Investors for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by the Common Investor or Rollover Investors in connection with any such action provided that BREA acted in good faith.

Section 2.9. Survival.  All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing and any and all performances hereunder.  All warranties and representations shall be effective regardless of any investigation made or which could have been made by the party benefiting from such warranties and representations.

ARTICLE III   CAPITALIZATION AND LOANS.

Section 3.1. Initial Contributions.

A. BREA, ESC and Columbia.

(1) On or about the date hereof, BREA, ESC and Columbia made contributions to the Company in the following amounts in connection with the acquisition of the Properties acquired on the Initial Closing Date:

BREA:	$220,000,000
ESC:	$18,988,662
Columbia:	$36,011,338

Included in the amounts set forth above are funds for the acquisition of the Deferred Properties (as defined in Exhibit B) and the payment of related closing costs. If the Company fails to acquire any Deferred Property, it may elect to return to BREA, ESC and Columbia the capital contribution allocable to such Deferred Property.

BREA, ESC and Columbia agree from time to time to fund such additional amounts as are required to fund such other amounts required to be funded by Purchaser after the Closing pursuant to the Purchase & Contribution Agreement, including the payment of any amounts which may be required pursuant to Section 2.6(d) of the Purchase & Contribution Agreement, in each case, to the extent such funds have not been previously contributed by BREA, ESC and Columbia and reserved with the Company.

(2) BREA, ESC and Columbia shall be required to make one or more additional capital contributions in the aggregate amounts set forth below (each, a “Required Contribution”), at such times and in such amounts (pro-rata from each of BREA, ESC and Columbia) as BREA may direct from time to time (upon at least ten (10) business days revocable notice), provided that such aggregate amounts set forth below are required to be funded in total no later than the second anniversary of the date hereof:

BREA:	$23,600,000
ESC:	$2,036,966
Columbia:	$3,863,034

In the event that BREA, ESC or Columbia fail to contribute its respective Required Contribution it shall be in default under this Agreement and shall be liable to the Company and the Members for damages as a result of such failure to fund its respective Required Contribution.

B. Common Investor.  On the date hereof, in connection with the contributions made to the Company pursuant to the Common Rollover Election contemplated by Section 2.6 of the Purchase & Contribution Agreement, Common Investor shall have made a contribution to the Company in the agreed upon amount of $52,000,000, being the Common Rollover Amount; provided, however that the foregoing amount shall be subject to reduction in accordance with Section 2.6(d) of the Purchase & Contribution Agreement and Section 11.20 of this Agreement.

C. Preferred Investor.

(1) On the date hereof, in connection with the contributions made to the Company pursuant to the Preferred Rollover Election contemplated by Section 2.6 of the Purchase & Contribution Agreement, Preferred Investor shall have made a contribution to the Company in the agreed upon amount of $18,000,000, being the Preferred Rollover Amount; provided however that the foregoing amounts shall be subject to reduction in accordance with Section 2.6(d) of the Purchase & Contribution Agreement and Section 11.20 of this Agreement.

(2) On account of the Preferred Rollover Amount, the Company has issued Class A Preferred Units to Preferred Investor.  The aggregate number of Class A Preferred Units issued as of the date hereof is 180,000; provided that the foregoing number of Class A Preferred Units shall be subject to reduction in accordance with Section 2.6(d) of the Purchase & Contribution Agreement and Section 11.20 of this Agreement.  The designations, preferences and relative, participating, optional and other special rights, powers and duties of the Class A Preferred Units are set forth in Annex A attached hereto and made part hereof.

Section 3.2. Additional Capital Contributions by the Members.

A. Common Members:  In addition to the contributions made pursuant to Section 3.1, but subject to the limitations hereinafter set forth in this Agreement, each Common Member shall contribute from time to time its Common Percentage (subject to Section 3.5) of the capital required to meet the financial obligations of the Company or any Company Subsidiary.  Each contribution under this Section 3.2 is herein called a “Subsequent Contribution.”  No additional capital contributions shall be required to be made by the Members other than as expressly provided in this Section 3.2.  The sole remedies available to the Company and the Members for any failure of a Member to fund its share of any Subsequent Contributions required under this Section 3.2 shall be the procedures set forth in Section 3.3 (and in the case such failure is by ESC, Section 3.5).  No Member shall be deemed to be in default hereunder for failure to make any Subsequent Contribution.

(1) Contribution Requests.  If at any time, BREA determines in good faith that (i) the Company requires additional capital to meet its financial obligations or (ii) that raising additional capital for additional investment purposes is advisable and in the best interest of the Company (provided, however, such additional investments shall not include additional facilities unless they are contiguous or adjacent to Properties existing as of the date hereof), then upon approval by the Board of Directors pursuant to Section 5.12, BREA may submit a written contribution request (a “Contribution Request”) to the Common Members describing such capital requirements and setting forth each Common Member’s required contribution.  BREA may rescind any Contribution Request at any time and may submit Contribution Requests to the Common Members no more frequently than once each month, unless there is an emergency, in which event BREA shall immediately notify the Common Members in writing.  Administrative Member shall have the obligation to notify BREA of anticipated capital requirements, in which event BREA may submit a Contribution Request.

(2) Deposit.  Within thirty (30) calendar days after a Contribution Request is delivered to the Common Members (the “Contribution Date”), each Member shall contribute to the Company by deposit into the “Operating Accounts” (as hereinafter defined) the amount to be contributed by such Member under such Contribution Request; provided, however, the foregoing shall not prohibit BREA from funding any amounts on behalf of the Members in advance of the Contribution Date if BREA determines that such funds are reasonably required in advance of the Contribution Date, and any such funds contributed by a Member in connection with such Contribution Request shall promptly be transferred to BREA to refund BREA for amounts contributed by BREA on such Member’s behalf (plus an interest charge equal to 10% per annum accruing until such funds are contributed by such Member).

(3) Use of Contributions.  The Administrative Member acknowledges that the Operating Budget and the Capital Budget restrict disbursements to line items in cost categories (subject to the deviations permitted under Section 5.1B(3)).  The Administrative Member shall use the contributions made pursuant to Section 3.1 and Subsequent Contributions in conformity with the Requirements.

B. Preferred Investor:  The Preferred Investor shall have no further rights or obligations to make Capital Contributions to the Company.

Section 3.3. Failure to Contribute.

A. Upon the failure of a Common Member (a “Non-Contributing Member”), for a period in excess of ten (10) days, to make its share of any required capital contribution under Section 3.2 (the portion thereof not contributed by such Non-Contributing Member being referred to herein as the “Deficiency”), then the other Common Members (as applicable, a “Contributing Member” or “Contributing Members”), may each, in its sole and absolute discretion within ten (10) days after the expiration of the foregoing ten (10) day period, in proportion to their Common Percentages or in such other percentages as they may agree, (1) loan to the Non-Contributing Member the Deficiency by depositing the same into the Operating Accounts, or (2) contribute to the Company the Deficiency by depositing the same into the Operating Accounts, which contribution shall reduce the Non-Contributing Member’s Common Percentage pursuant to subsection D below.

B. If a Contributing Member proceeds under clause (1) of subsection A above, then any amounts funded by a Contributing Member shall be treated as (i) a non-recourse loan (which shall be called a “Default Loan”) bearing interest at the “Default Rate” (which, as used herein, means, from time to time, the greater of (A) 20% per annum, compounded annually, or (B) 10% per annum in excess of the prime rate of interest publicly announced by Citibank, N.A., compounded annually, but not less than 15% per annum, compounded annually, but not more than the maximum amount allowable under applicable law), followed by (ii) a capital contribution by such Non-Contributing Member to the Company.  Notwithstanding the provisions of Section 4.1, all distributions which would otherwise be made to the Non-Contributing Member shall be paid to the Contributing Members that made Default Loans (in proportion to the total Default Loans made by each Contributing Member to such Non-Contributing Member) until the Default Loans (and all interest thereon) have been paid in full.  Any such payments and distributions shall be deemed to have been distributed to the Non-Contributing Member and then turned over in payment of such Default Loan.  All payments shall be applied first to interest and then to principal.

C. If a Default Loan (including all interest thereon) is made to ESC, it shall be due and payable within ten (10) days and if it is not fully paid when due (i.e., within ten (10) days), then an event shall be deemed to have occurred under Section 7.2A(2) entitling BREA to deliver a “Termination Notice” (as hereinafter defined).  Notwithstanding the foregoing, BREA shall not be permitted to deliver a Termination Notice with respect to a Default Loan that results from a Contribution Request made upon BREA’s decision pursuant to its rights under Section 5.1.C, unless such Contribution Request is made in connection with an emergency or for necessary capital contributions (e.g., to meet the requirements of any Project Financing, to pay any applicable taxes, to prevent physical waste to any Property).

D. If any Contributing Member proceeds under clause (2) of subsection A above,  then the Common Percentages of the Common Members shall be recalculated and reset as of such time based upon the ratio of all contributions made by a Common Member to all contributions made by all of the Common Members.  Notwithstanding the foregoing, however, any capital contributions which are made by ESC pursuant to Section 3.5 and are attributable to distributions under the “Promote Clauses” (as hereinafter defined) shall not be considered as capital contributions for purposes of the foregoing calculation.  To the extent that the Common Percentage of ESC is reduced under this subsection D, the percentages set forth in clause (2) of Section 4.1C, clause (2) of Section 4.1D and clause (2) of Section 4.1E shall be reduced in the same proportion (as the proportionate reduction in ESC’s Common Percentage) and the corresponding percentages in clause (1) of Section 4.1C, clause (1) of Section 4.1D and clause (1) of Section 4.1E shall be increased accordingly.

Section 3.4. Member Loans.  Except as set forth in Section 3.3 above, no loan to the Company or any Company Subsidiary shall be made by a Member without the prior written consent of BREA, ESC and Columbia, provided that any such loan shall, in the reasonable judgement of such consenting parties, be on terms no less favorable to the Company or Company Subsidiary than those available in an arms’ length transaction with a third party.

Section 3.5. Contributions After Profit Distributions.  Notwithstanding anything to the contrary in this Agreement, if any contribution or Member loan is to be made after any amount has been distributed under Section 4.1C, then such contribution or Member loan shall be made in accordance with the Members’ respective proportionate shares of the distributions made under each subsection of Section 4.1 (in reverse order) unless (and until) on the date of such contribution or Member loan, (1) the aggregate amount of contributions and Member loans then or theretofore made in accordance with such proportionate shares by reason of this Section 3.5 equals (2) the aggregate amount of distributions then or theretofore made under such subsection.

Section 3.6. ERISA Matters.  The parties acknowledge that BREA is an entity that is intended to qualify as a “real estate operating company” within the meaning of the U.S. Department of Labor plan asset regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) and that it is intended that BREA will have the right to substantially participate directly in the management, operations and development of the Properties.  Towards that end on the date hereof, the Company and the Company Subsidiaries shall execute and deliver the letter agreement in the form attached as Exhibit “H.”  Each Member represents and warrants that, except as specifically disclosed to the Company as part of the issuance of the Company Interests on the Closing Date, it is not, and is not acting on behalf of, (i) an “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not such plan is subject to ERISA, (ii) a plan, individual retirement account or other arrangement which is described in Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) whether or not subject to Section 4975 of the Code or (iii) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

ARTICLE IV   DISTRIBUTIONS.

Section 4.1. Distributions.  Subject to Annex A and Sections 3.3, 4.4, 4.5, 4.6  and 7.2 (and except as provided in Article V of the “Tax Exhibit” (as hereinafter defined)), each distribution of Distributable Cash shall be made as follows:

A. First Level.  To the Preferred Investor (pro rata in accordance with their respective Class A Preferred Units), in such amounts as required to be distributed pursuant to Annex A.

B. Second Level.  The balance, if any, of such Distributable Cash, remaining after the distributions pursuant to subsection A above shall be distributed to the holders of the Common Interests in accordance with their respective relative Common Percentages until there shall have been distributed to each of BREA, Columbia and the Common Investor from such Distributable Cash under this subsection B an amount sufficient to eliminate the then “15% IRR Deficiency” (as defined in Exhibit ”D” (the “IRR Exhibit”)) applicable to such Members; and there shall be no distributions of Distributable Cash under subsection C, D or E below at any time when there is a positive 15% IRR Deficiency with respect to either such Member.

C. Third Level.  The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsection A and B above shall be distributed to the Common Members, as follows:  (1) 85% to BREA, Columbia, Common Investor and ESC in accordance with their respective relative Common Percentages; and (2) the remaining 15% to ESC; until there shall have been distributed to each of BREA, Columbia and the Common Investor from such Distributable Cash under this subsection C an amount sufficient to eliminate the then “20% IRR Deficiency” (as defined in the IRR Exhibit) applicable to such Members; and there shall be no distributions of Distributable Cash under subsection D or E below at any time when there is a positive 20% IRR Deficiency with respect to either such Member;

D. Fourth Level.  The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsections A, B and C above shall be distributed to the Common Members, as follows:  (1) 80% to BREA, Columbia, Common Investor and ESC in accordance with their respective relative Common Percentages; and (2) the remaining 20% to ESC; until there shall have been distributed to each of BREA, Columbia and the Common Investor from such Distributable Cash under this subsection D an amount sufficient to eliminate the then “25% IRR Deficiency” (as defined in the IRR Exhibit) applicable to such Members; and there shall be no distributions of Distributable Cash under subsection E below at any time when there is a positive 25% IRR Deficiency with respect to either such Member; and

E. Fifth Level.  The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsections A, B, C and D above shall be distributed to the Common Members, as follows:  (1) 75% to BREA, Columbia, the Common Investor and ESC in accordance with their respective relative Common Percentages; and (2) the remaining 25% to ESC.

Distributable Cash shall be distributed in accordance with the levels provided above, with each Member entitled to payment under a level receiving the entire amount of such cash until the sum payable under such level shall have been discharged in cash.

Section 4.2. Timing of Distributions.  Except for distributions of Distributable Cash and Priority Tax Distributions with respect to a sale, financing or other capital event (which shall be distributed within five business day after such capital event or as soon thereafter as is reasonably practicable), distributions of Distributable Cash shall be made on a quarterly basis concurrently with the date the “Periodic Report” (as hereinafter defined) for such month is required to be delivered pursuant to this Agreement, unless otherwise agreed by BREA and ESC.  At BREA’s request, distributions of proceeds from a capital event shall be made directly from the closing (whether through a closing escrow or otherwise) of such capital event.  Each Periodic Report coinciding with the end of a calendar quarter shall include a calculation by Administrative Member of the amount of Distributable Cash for such quarter and a calculation by Administrative Member of the respective distributions to the Members pursuant to this Article IV.  Notwithstanding the foregoing, there shall be no distributions under the Promote Clauses during the period, if any, from the date a notice of default is given to Administrative Member or ESC in its capacity as property manager under a Management Agreement, until the date such default is cured, and from the date a Termination Notice is given to the date the Termination Notice becomes effective (or the arbitrator determines that it is not effective) and any amounts that would have otherwise been distributed under the Promote Clauses shall be distributed to the Members in accordance with their respective Common Percentages.

Section 4.3. Distributions of Capital.  Except as expressly provided in this Agreement or as otherwise agreed by the Members, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions agreed upon by, the Members.  Each Member shall look solely to the assets of the Company for return of such Member’s capital contributions.

Section 4.4. Limitation on Distributions.  Notwithstanding any other provision of this Agreement, neither the Company, nor the Administrative Member on behalf of the Company, shall make a distribution to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

Section 4.5. Adjustment to Promote Clauses.  Notwithstanding the provisions of Section 4.1 to the contrary, in the event of a sale of fifty percent (50%) or more of BREA’s membership interests in the Company in which ESC does not invoke its “tag along” rights under Section 10.3 (a “BREA Sale”), BREA shall be deemed to have sold its membership interest in the Company, or a portion thereof (in the event of a sale of less than all of its membership interest), and ESC shall be deemed to have sold its right to receive distributions pursuant to the Promote Clauses, or a portion thereof (in the event of a sale of less than all of BREA’s membership interest), and the net proceeds of the BREA Sale shall be paid to BREA and ESC as follows: (i) the net proceeds from the BREA Sale shall be “grossed up” (the “Grossed Up Sale Price”) by dividing such amount by the Common Percentage transferred by BREA (the “Transferred Percentage”), (ii) ESC shall receive an amount equal to the Transferred Percentage multiplied by the amount ESC would have received in respect of the Promote Clauses if the Grossed Up Sale Price were then distributed as Distributable Cash pursuant to Section 4.1, and (iii) BREA shall receive the balance of the net proceeds of the BREA Sale.  Thereafter, (i) any transferee of BREA’s membership interest in the Company shall be entitled to receive the Transferred Percentage of all distributions of Distributable Cash, and (ii) all remaining Distributable Cash shall then be distributed to BREA, Columbia, Common Investor and ESC pursuant to Section 4.1.

Section 4.6. Priority Tax Distributions.

A. In the event that the Company engages in the sale of one or more Properties other than the Properties listed on Schedule 4.6A-1 (each, a "Contributed Property") within four years following the Closing (the “Protected Period”) in a taxable transaction (a “Protected Sale”), any Investor will be entitled to receive distributions within thirty (30) days following such Protected Sale from the Distributable Cash generated from such sale (“Priority Tax Distributions”), before distributions of any Distributable Cash generated from such sale are made to the other Members, in an amount equal to the Applicable Percentage of its Allowed Investor Claims Account with respect to the Contributed Property subject to the Protected Sale.

B. In no event shall the aggregate amount of Priority Tax Distributions to Investors in the aggregate over the four-year period following the Closing exceed the lesser of (a) 10% of the aggregate Allowed Investor Claims Accounts and (b) $55,000,000.

C. Priority Tax Distributions made to Common Investor under this Section shall reduce any subsequent distributions otherwise payable to such Common Investor under Section 4.1.  Priority Tax Distributions made to Preferred Investor under this Section shall reduce any subsequent distributions otherwise payable on account of the Liquidation Preference set forth in Annex A.

D. “Protected Sale” shall not include (1) transfers of a Contributed Property made in connection with a non-taxable Section 1031 transaction, non-taxable Section 1033 transaction or other non-taxable transaction (e.g., a contribution of a property to a operating partnership of a REIT in exchange for operating partnership units); or (2) transfers of a Contributed Property made pursuant to a foreclosure, deed in lieu of foreclosure, UCC sale or similar transfer for the benefit of creditors; provided however, that with respect to any such transfer of a Contributed Property pursuant to indebtedness that (i) is secured solely by such Contributed Property, (ii) is not subject to any guarantees or co-borrowers and (iii) is not otherwise cross-collateralized, the Company shall, to the extent that an Investor arranges for lender consent (as part of a forbearance agreement or otherwise) to the transfer of the Contributed Property to such Investor or its designee, transfer such Contributed Property to Investor or its designee on mutually acceptable terms.

E. For purposes of this Section 4.6, the following terms shall have the following meanings:

“Allowed Investor Claims Account” for each Contributed Property and each Investor, the applicable amount set forth on Schedule 4.6A-2.

“Applicable Percentage” shall be (a) 12.5% for any Contributed Property sold in the first year following the Closing or (b) 10% for any Contributed Property sold after the first anniversary of the Closing but during the Protected Period.

“Investor” shall mean the Common Investor or Preferred Investor.

ARTICLE V  POWERS, RIGHTS AND DUTIES OF MEMBERS.

Section 5.1. Authority of Members.  Except as it relates to those matters specifically identified in Section 5.12C as requiring the approval of the Board of Directors, the management of the Company shall be vested in the Administrative Member in accordance with this Agreement (but subject to the limitations provided for in this Agreement and the rights of BREA more particularly described herein).

A. Authority of Administrative Member.  Except as otherwise provided in this Agreement, the Administrative Member shall have the duty and authority, on behalf of the Company, to do all things appropriate to the accomplishment of the purposes of the Company, subject to and in accordance with the Requirements.  ESC shall deliver an initial Budget to (i) the Board of Directors for its review and (ii) to BREA for BREA’s approval within ninety (90) days after the Closing.

B. Major Decisions.  The Administrative Member shall use diligent efforts to keep BREA and Columbia fully informed regarding all material matters relating to the Company, each Company Subsidiary and their respective operations and assets (and such other specific matters as BREA or Columbia may reasonably request from time to time).  The Administrative Member shall consult on a monthly basis and at all reasonable times requested by BREA, and without limitation on the foregoing, shall promptly inform BREA and Columbia with respect to any major or significant matters, including “Major Decisions” (as hereinafter defined), so that the Members may exercise their rights under this Agreement.  Subject to Section 5.1C, each of the following matters (“Major Decisions”) shall require the prior written approval of the Administrative Member and BREA (and may be proposed by either), provided, however, with respect to any matters which are Major Decisions, but which also require the approval of the Board of Directors pursuant to Section 5.12C, the approval of the Board of Directors shall control:

(1) Subject to Section 5.1B(3), the adoption of, and any supplement to, revision of, or deviation from the Budget in any material respect, and any activity by the Company or any Company Subsidiary which is inconsistent with the Budget in any material respect and (except as provided in clause (3) below) any expenditure by the Company or any Company Subsidiary which is inconsistent with the Budget.

(2) Without limitation on subsection B(1) above, the adoption of, and any supplement to, or revision of, each Budget.

(3) Without limitation on subsection B(1) above, but subject to this subsection B(3), any deviation from or expenditure inconsistent with the Operating Budget and  Capital Budget (or the entry into any agreement requiring such deviation or expenditure).  The consent of BREA to an expenditure payable to an unrelated third party exceeding the amount specified for such expenditure in the Operating Budget shall not be required in any of the following circumstances:  (a) Administrative Member, in its reasonable judgment, deems there to be an emergency requiring such expenditures to effectuate immediate action necessary for the protection of the assets of the Company or any Company Subsidiary or to avoid property damage or personal injury or to preserve the well being of residents in the Property (b) such expenditure would not cause the aggregate amount of the expenses (excluding the expenses described in clause (c) below) within the Operating Budget to exceed 105% of the entire amount of budgeted expenses (excluding the expenses described in clause (c) below) in the Operating Budget (taking into account the amounts expended to date and reasonably anticipated expenses); or (c) expenditures for real property taxes and assessments and utilities.  The provisions of clause (b) above are intended to be in lieu of any contingency category that covers, in whole or in part, costs of the types described in any of the other categories under the Operating Budget (so that excess costs in a specific category might be covered by such contingency category) and accordingly, there shall be no such contingency line item in the Operating Budget; the provisions of clause (b) above are not intended, however, to be in lieu of a contingency category for unanticipated costs that are not of the types described in other categories under the Operating Budget.  Notwithstanding the foregoing, if the Administrative Member reasonably believes that any Budget excess related to variable expenses shall be corrected prior to the end of the applicable fiscal year, or that such excess is proportionately offset by non-forecasted revenue gains (without any decrease in applicable profit margins), then such excess shall not be considered for the purposes of Default under this section or any other section until such fiscal year is concluded and reconciled. In the event the reconciliation demonstrates that the Budget excess related to variable expenses was corrected prior to the end of the such fiscal year, or was proportionately offset by non-forecasted revenue gains (without any decrease in applicable profit margins), then any penalty or default under this Agreement related to such excess shall be waived by BREA or any other Member seeking to enforce such provisions.  Administrative Member shall promptly notify BREA, both by telephone and in writing, of each permitted Budget deviation made pursuant to this subsection (3) and shall promptly supply BREA with such information with respect thereto as BREA may reasonably request.

(4) Except as expressly provided in the Budget, the entry into any construction, development or other agreement which provides for a term greater than three (3) months (unless terminable by the Company or the applicable Company Subsidiary without cause or penalty upon thirty (30) days’ notice to the other party) or contemplates an aggregate amount to be spent by the Company or a Company Subsidiary under such agreement in excess of $50,000 for each individual Property that the construction, development or other agreement relates to (and a series of related agreements for amounts less than $50,000 shall be construed as a single agreement for purposes of this subsection (4)); or any termination or material modification to any of the foregoing.

(5) Except as expressly provided in the Budget or in the applicable Management Agreement, any lease of space in a Property and the terms thereof; or any termination or material modification of any such lease.

(6) Any transaction or matter that is not in the ordinary course of the Company’s or any Company Subsidiary’s business relating to the Property, including (a) any action or agreement with respect to any new projects or acquisition of any property by the Company or any Company Subsidiary other than the Property; (b) subject to Section 2.8, any capital transaction (including any sale, financing or refinancing of the assets of the Company or any Company Subsidiary or any portion thereof) and the terms thereof; (c) any pledge, mortgage, encumbrance, or grant of a security interest in, any assets of the Company or any Company Subsidiary; or (d) any activity, that is not contemplated by, or is materially inconsistent with, the Budget.

(7) Any agreement or other transaction or allocation among two or more of the Company and the Company Subsidiaries; and any agreement, compensation or reimbursement to, or other transaction with any Affiliate of Administrative Member or any other person or entity with which Administrative Member or any of its Affiliates has a significant business relationship.

(8) The amount of, whether and when to make, contributions to the Company or any Company Subsidiary and distributions by the Company or any Company Subsidiary, including the determination of the amount of reserves to be maintained by the Company or any Company Subsidiary.

(9) Any litigation, arbitration or settlement involving the Company’s or a Company Subsidiary’s assets, other than for the purpose of managing non-material condemnation, eviction and easement proceedings.

(10) All income tax elections, tax returns and tax audits.

(11) Any construction within the Property, including the establishment of and any material amendment or supplement to the plans and specifications for such construction work.

(12) The engagement of attorneys, accountants, consultants and other professionals, other than for the purpose of managing non-material matters in connection with the ongoing operation of the relevant Property.

(13) The determination of what zoning, variances, map approvals, entitlements, permits or other governmental approvals to obtain for the Property and what payments and obligations (including concessions by, and restrictions on, the Company, any Company Subsidiary or any of their respective assets or the Property) will be incurred in connection therewith.

(14) The insurance program for the Company or any Company Subsidiary, including insurers, coverages and policy amounts; provided that, in the event of a disagreement,

the Company or any Company Subsidiary shall implement the insurance program proposed by BREA.

(15) Any modification or termination of any Management Agreement.

(16) Extension of the term of the Company or any Company Subsidiary.

(17) Any act in contravention of this Agreement or which would make it impossible to carry on the business of the Company or any Company Subsidiary.

(18) Possession of any Company or Company Subsidiary assets or assignment of the rights of the Company in specific assets of the Company or any Company Subsidiary for other than the purpose of the Company or such Company Subsidiary.

(19) Admission of a person or entity as a Member, manager or otherwise to the Company or a Company Subsidiary, except as expressly permitted in this Agreement or as contemplated by Section 2.6 of the Purchase & Contribution Agreement.

(20) The merger or consolidation of the Company or any Company Subsidiary with any other entity.

(21) Any assignment by the Company or any Company Subsidiary for the benefit of creditors or any guarantee, indemnity bond or surety bond by the Company or any Company Subsidiary.

(22) A loan by the Company or any Company Subsidiary to any Member or third party or the extension of credit to any person, firm or corporation, on behalf of the Company or any Company Subsidiary.

(23) Confession of any judgment on behalf of the Company or any Company Subsidiary.

(24) The filing on behalf of the Company or any Company Subsidiary of any petition, or consent to the appointment of a trustee or receiver or any judgment or order, under state or federal bankruptcy laws.

(25) Distribution of any property in kind to any Member.

(26) The employment of employees of the Company or any Company Subsidiary (it being understood that ESC is to have its own employees).

(27) Any action outside the purposes specified in Section 1.4.

(28) Press releases for the Property, the Company or any Company Subsidiary, subject to ESC’s disclosure obligations as a public company, provided that ESC shall consult with BREA as to content before making any such press releases related to the Company, any Company Subsidiary, or any Property.

(29) Any other decision or action which requires the approval of BREA or the Members as provided elsewhere in this Agreement or which materially affects the Company, any Company Subsidiary or any of their respective assets or operations thereof.

Any matter that is included under any of the foregoing clauses under this subsection B shall be a Major Decision even if it is not covered by (or excluded from) any other clause under this subsection B (so that, for example, if a Budget contemplating a $200,000 construction contract for an individual Property is approved under subsection B(2) above, then the contract remains subject to approval under subsection B(4) above).

C. BREA Override Rights.  In the event that BREA and the Administrative Member do not agree in writing on any Major Decision for a period of five (5) business days (but if a decision must be made in order to meet a deadline or BREA otherwise determines in its good faith judgment that a matter is urgent, then such period shall be reduced to one (1) business day) after written notice from BREA, the decision of BREA regarding such Major Decision shall be final and binding on the Company and any applicable Company Subsidiary (and BREA shall have the right, acting alone, to implement such Major Decision on behalf of the Company and any applicable Company Subsidiary and the Administrative Member shall take such action as BREA reasonably requests in connection with the same), provided that in the event the action is contrary to the Administrative Member’s written recommendation based upon the Administrative Member’s good faith judgment, BREA will waive any claims it may have against such the Administrative Member with regard to any adverse impacts or effects resulting solely from the Administrative Member’s taking such action at BREA’s insistence.  Notwithstanding the foregoing, BREA shall not have the right to cause the decision of BREA to bind the Company with respect to the Major Decision described in Section 5.1B(6)(a) (except with respect to properties owned by the Seller and its Affiliates).

D. Required Signatures.  BREA’s signature (or a written consent granting Administrative Member sole authority to sign) shall be required for all contracts (including documents related to the sale, financing or transfer of any portion of the assets of the Company or any Company Subsidiary) entered into by or on behalf of the Company or any Company Subsidiary; provided, however, that only Administrative Member’s signature will be required for contracts and agreements that are provided for in the Operating Budget or Capital Budget, in addition to ordinary and customary regulatory and corporate filings related to obtaining and maintaining healthcare licenses, and operating licenses and permits, and are permitted to be entered into without the consent of BREA under this Agreement.

E. Affiliate Transactions.  Notwithstanding anything to the contrary herein (but without limitation on the approval rights under Section 5.1B), if there is a contract between the Company or any Company Subsidiary, on the one hand, and BREA or an Affiliate (a “BREA Affiliate Contract”) or the CP Group or an Affiliate (a “CP Group Affiliate Contract”), on the other hand, then (i) ESC shall have the right unilaterally (but not the obligation) to make any decision by the Company with respect to a BREA Affiliate Contract (as party to the contract or as the sole member of such Company Subsidiary) to exercise any right or remedy by reason of a default, terminate, extend, modify or agree to a waiver or forbearance and (ii) BREA shall have the right unilaterally (but not the obligation) to make any decision by the Company with respect to a CP Group Affiliate Contract (as party to the contract or as the sole member of such

Company Subsidiary) to exercise any right or remedy by reason of a default, terminate, extend, modify or agree to a waiver or forbearance.  Any other approval, consent or other determination to be made by the Company or such Company Subsidiary under such contract shall be subject to the approval of all Members.  BREA shall not cause the Company to enter into any BREA Affiliate Contract except on terms which are no less favorable to the Company than those available in an arm’s length transaction with a third party, without ESC’s prior written consent.

F. Authorization of Acquisition.  The Company and, as applicable, the Company Subsidiaries are authorized and directed to execute and deliver appropriate conveyance instruments in connection with the consummation of the acquisition of the Properties contemplated by the Purchase & Contribution Agreement (the “Conveyance Documents”).  The execution and delivery of the Conveyance Documents by the Company and, as applicable, the Company Subsidiaries, are hereby ratified and confirmed as the duly authorized action of the Company and, as applicable, the Company Subsidiaries.

Section 5.2. Compensation.  Except for the LC Costs and fees or other sums payable as provided under the Management Agreement, no Member, nor any Affiliate thereof shall receive any fee or other compensation in connection with the performance by it of its obligations under this Agreement, it being the intent of the Members that the distributions to ESC under the Promote Clauses shall be full compensation to ESC for its duties as Administrative Member under this Agreement.  Investment Maintenance Costs and Administrative Member Costs shall be at the sole expense of the Company and shall be reimbursed promptly by the Company to BREA and ESC (or their respective Affiliates), as applicable, provided such third party expenses are without duplication of any other amounts paid or reimbursable by the Company.  LC Costs shall be the sole expense of the Company and shall be reimbursed promptly by the Company to BREA.  All third party expenses incurred by ESC (or its Affiliates) on behalf of or relating to the Company are reimbursable by the Company only to the extent, if any, specifically enumerated and payable under the Operating Budget, this Agreement or the Management Agreement.

Section 5.3. Certain Obligations of Administrative Member.

A. Generally.  The Administrative Member shall fully and faithfully discharge its obligations and responsibilities, shall devote such time and attention to affairs of the Company and the Company Subsidiaries as may be reasonably necessary for the proper management and supervision of the business of the Company and the Company Subsidiaries and the discharge of its duties under this Agreement.  The Administrative Member shall, at all times, exercise good faith and shall use diligent and professional efforts to promote and protect the best interests of the Company and the Company Subsidiaries (without consideration being made to the separate interests of any particular Member, including the effect of any action or omission upon the distributions provided for in Article IV).  The Administrative Member shall diligently and continuously pursue the operation of the Properties consistent with the Budget and in accordance with its reasonable professional business judgment.

B. Project Administration.  Without limitation of the foregoing or other provisions of this Article V, the Administrative Member shall use commercially reasonable efforts to coordinate and manage the operation, leasing, and marketing of the Properties to prospective residents within the time schedules set forth in, and in full compliance with, all Requirements.

The Administrative Member’s obligations shall include the obligations set forth in Exhibit “E” (the “Administrative Obligations Exhibit”).

C. Books and Records.  The Administrative Member shall cause to be kept proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the business of the Company or the Company Subsidiaries as are usually entered into such records and books of account kept for businesses of a like character.  The records and books of the Company or the Company Subsidiaries shall be kept on an accrual basis in accordance with generally accepted accounting principles (“GAAP”), except as BREA may otherwise determine.  At all times, such books and records shall be available at the Administrative Member’s principal place of business for inspection, examination, photocopying or audit by BREA or the Board Members, or the duly authorized representative thereof, during reasonable business hours and upon reasonable advance notice.

D. Reports.  The Administrative Member shall provide the Members with reports as follows (with a breakdown for each Company Subsidiary, if applicable):

(1) Annual financial statements (balance sheet and income statement) in a format acceptable to BREA including a combining schedule for each of the Company Subsidiaries within ninety (90) days of the end of the fiscal year, audited by the “Company’s Accountants” (i.e., KPMG or another independent nationally recognized accounting firm approved by BREA).

(2) Copies of the Company’s annual federal and state income tax returns as prepared by the Company’s Accountants together with a copy of that certain IRS form commonly referred to as a “Schedule K-1,” (if applicable) plus a copy of any applicable state equivalents, within one hundred and twenty  (120) days following the end of each fiscal year.

(3) A monthly report for each calendar month, certified by Administrative Member to be true, accurate and complete in all material respects, and submitted to BREA within thirty (30) days of the end of each such calendar month (the “Periodic Report”).  Each Periodic Report shall be in accordance with GAAP and consistent with the financial statement format to be delivered under subsection D(1) above, unless a deviation is approved by BREA, and shall include the following:  (a) an operating statement and report of financial condition of the Company and each Company Subsidiary for such period, including combining financial statements for each of the Company Subsidiaries; (b) a statement containing Administrative Member’s estimate of the amount needed to be contributed by the Members pursuant to Article III for the succeeding month; (c) a variance report, comparing actual costs and expenses and revenues with budgeted costs and expenses and revenues on a category basis along with a reasonably detailed explanation of all material or significant variances and all changes in any time schedules relating thereto; (d) an occupancy report, and a current rent roll; and (e) if applicable, a calculation by Administrative Member of the amount of Distributable Cash for the preceding calendar month and a calculation by Administrative Member of the respective distributions if any, to Members pursuant to Article IV, including a calculation of the IRR Deficiency amounts, if any.

(4) The reports described on the Administrative Obligations Exhibit “E.”

(5) Such other reports as may be required by the lenders of the Company or any Company Subsidiaries.

(6) Additional financial information which is reasonably requested by the Common Investor in connection with its preparation of any filings which Common Investor is required to make pursuant to (i) Section  13(a) or 15(d) of the Exchange Act (or any successor provisions) and the rules thereunder or (ii) Section 30 of the Investment Company Act (or any successor provisions) and the rules thereunder, provided that the cost to prepare any such additional information under this clause (ii) shall not exceed the cost of producing information pursuant to clause (i) unless Common Investor shall agree to reimburse the Administrative Member for such excess cost .

(7) Any other reports as BREA shall reasonably require, provided that the cost of preparing same shall be borne by the Company and shall be included in Administrative Member Costs.

Notwithstanding anything to the contrary contained in this Agreement, Common Investor acknowledges and agrees that in the event that the Company offers to provide the Common Investor tax or accounting services with respect to the Rollover Investors and the Common  Investor elects to receive such services, then Common Investor shall reimburse the Company the costs incurred by the Company in connection therewith.

Common Investor and Preferred Investor shall provide the Rollover Investor Tax Information to the Company as soon as practical after the date of this Agreement, but in any event with sufficient time in order for the tax returns of the Company to be timely prepared and filed.

E. Working Capital Reserve and Other Reserves.  The Administrative Member shall cause  and maintain reasonable reserves as set forth in the applicable approved Operating Budget for future costs, expenses and payments or for substantial costs (including capital repairs, improvements and replacements), to the extent the payment of such costs is not contemplated by other reserves maintained by or on behalf of the Company, any Company Subsidiary or any Project Lender and the amount of such reserves is approved by BREA.

F. Company Accounts.  All funds of the Company shall be deposited by the Administrative Member into one or more federally insured operating accounts (collectively, the “Operating Accounts”).  The Administrative Member shall transfer portions of the balance of the Operating Accounts which are not immediately needed to pay for operations of the Company (whether in order to make a contribution to any Company Subsidiary or otherwise) from time to time to a bank controlled investment account (that invests in high grade commercial paper) in accordance with sound cash management principles (“Money Market Account”).  If there are Company Subsidiaries, subject to the terms of any applicable Project Financing Documents, each shall deposit, or cause to be deposited, the revenues of the Properties into one of the Operating Accounts. The Operating Accounts and Money Market Account (collectively, the “Accounts”) shall be maintained in the name of the Company with a money center financial institution approved by BREA.  The funds within the Accounts shall be segregated from, and not commingled with any accounts of any Member or Affiliate thereof, or any other accounts that the

Members may hereafter establish for the Company or any Company Subsidiary from time to time.  The investment of the funds within the Accounts shall be directed by the Administrative Member, subject to the approval by BREA.  Withdrawals from the Accounts shall be made upon such signature or signatures as the Administrative Member may designate (provided that such signatories are approved by BREA), and shall be made only in connection with expenses related to the Company assets (including contributions to a Company Subsidiary) which are in conformance with the Requirements.

Section 5.4. Other Activities.

A. Generally.  Except as otherwise provided in this Agreement or in any agreement among one or more of the Members or their Affiliates:  (1) each Member recognizes that the other Members have an interest in investing in, developing, constructing, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests; (2) neither the Company nor any Company Subsidiary nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to any other ventures or activities in which any Member is involved or to the income or proceeds derived therefrom; (3) the pursuit of other ventures and activities by any Member, even if competitive with the business of the Company or any Company Subsidiary, is hereby consented to by the other Members and shall not be deemed wrongful or improper; (4) no Member and no Affiliate of a Member shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company or any Company Subsidiary, could be taken by the Company or any Company Subsidiary; and (5) each Member and each Affiliate of a Member shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity.  Without limiting the foregoing, each of BREA and ESC acknowledges that certain Affiliates of Columbia are lender-participants under the CS-20 Loan and the CS-27 Loan (each, as defined in the Purchase & Contribution Agreement) (such Affiliates, the “Columbia Lender Affiliates”).  Nothing contained herein or as otherwise provided under applicable law shall limit, modify or affect the rights or remedies of the Columbia Lender Affiliates, any of the other lender-participants under  the CS-20 Loan or CS-27 Loan or their respective Affiliates, successors or assigns, under the documents evidencing and/or securing the CS-20 Loan or CS-27 Loan or otherwise at law or in equity.

B. Anti-Competition Covenant.  After the date hereof, ESC shall not attempt, either directly or through an Affiliate, to (1) except in connection with a Permitted Portfolio Acquisition or the Existing Competing Projects, acquire an interest in, develop, operate or manage any property that is or will be in competition with the Properties in its immediate marketing area, except for the benefit of the Company or any Company Subsidiary so long as the Company or any Company Subsidiary owns any portion of the Properties; (2) except with respect to any Existing Competing Projects, develop any property within a 15-mile radius of the Properties in competition with the Properties; (3) divert any person that is a then existing or potential resident at any of  the Properties or treat any Existing Competing Projects or any properties acquired as part of a Permitted Portfolio Acquisition in a manner which is less favorable to the Properties or the Company or (4) acquire an interest in any debt that is secured, directly or indirectly, by any of the Properties.  Neither Columbia nor any Affiliate of Columbia

shall (i) engage ESC or any Affiliate of ESC as a manager, operator or lessee for any property which competes with the Properties in violation of the foregoing provisions of this Section 5.4B or (ii) develop any senior housing property within a 15 mile radius of the Properties.  BREA shall not develop any senior housing property within a 15 mile radius of the Properties in competition with the Properties.

Section 5.5. Liability of Members.  Subject to the provisions of any other agreement to which the Members are parties, and except for the obligations to a Member or Members or the Company or any Company Subsidiary imposed under such other agreement, no Member shall be liable, responsible or accountable in damages or otherwise to the Company or any Company Subsidiary or the other Member for any action taken or failure to act by such Member in its business judgment on behalf of the Company within the scope of the authority conferred on it by this Agreement unless such action or omission constitutes a matter as to which such Member is obligated to indemnify the Company under Section 5.7.  Unless otherwise agreed upon in writing by the Members, to the fullest extent permitted by the Act:  (1) no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company or a Company Subsidiary, (2) the Members shall be liable to make contributions (or, if applicable, loans) only to the extent required under this Agreement, (3) and, without limitation, except as approved by the Members, any indemnification obligation of the Company hereunder shall be limited to the assets of the Company, and (4) no Member shall have personal liability for the repayment of the contributions or loans of any other Member, except as may be expressly required under this Agreement.  Except as expressly provided in this Agreement, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Members and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision of this Agreement give any third person any right of subrogation or action over or against any party to this Agreement.  Without limitation on the foregoing, to the fullest extent permitted by the Act,  no third party shall have any right to enforce any contribution obligation on a Member.  No Member shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for (A) any act performed within the scope of the authority conferred on such Member by this Agreement, (B) such Member’s failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (C) such Member’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company, or (D) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith.

Section 5.6. Indemnity of Members.  The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold each Member harmless from and against any Claims suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions by such Member on behalf of the Company within the scope of authority conferred on it by this Agreement or arising from the fact that such Member is a Member of the Company; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in good faith in accordance with its business judgment and did not constitute a matter as to which such Member is obligated to indemnify the Company under Section 5.7.

Section 5.7. Indemnification by Members.  Each Member shall, to the fullest extent permitted by applicable law, indemnify, defend and hold the Company, each Company Subsidiary, the other Members, and the assets of the Company and each Company Subsidiary, harmless from and against any and all Claims suffered or sustained by it by reason of any act or omission constituting (a) breach or default by such Member or any Affiliate under this Agreement or any Collateral Agreement (including a breach of any representation or warranty by such Member or any Affiliate under this Agreement or any Collateral Agreement) or (b) gross negligence or willful misconduct by such Member or any Affiliate.

Section 5.8. Contractual Duties Prevail.  To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or any Company Subsidiary or to the other Member, a Member acting pursuant to this Agreement shall not be liable to the Company or any Company Subsidiary or to any other Member except to the extent provided in Section 5.5.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Member.

Section 5.9. BREA Review.

A. Development Consultant.  BREA reserves the right to retain a consultant (“Consultant“), at the Company’s expense, as BREA’s consultant in connection with the Properties (including any remediation, development or construction with respect to the Properties), in order to advise BREA in connection with all approvals requested of BREA under this Agreement, and the administration of all Contribution Requests.  If Consultant is retained, he shall be furnished with copies of all information, reports, documents, notices and other materials required to be provided to BREA pursuant to this Agreement, at the same time furnished to BREA.  In addition, BREA shall have the right by written notice to ESC to cause ESC to furnish certain of such information, reports, documents, notices or other materials solely to Consultant.

B. BREA Approvals.  BREA’s approval of any matter in connection with this Agreement shall be for the sole purpose of protecting BREA’s investment in the Company, and shall not constitute a waiver of any default by Administrative Member or its Affiliates under this Agreement or any Collateral Agreement (unless such waiver is expressly made by BREA in writing with specific reference to such default and agreement) or a representation by BREA of any kind with regard to the matter being approved; provided, however, that the foregoing shall not limit Administrative Member’s right to rely on any written approval of BREA under this Agreement as constituting BREA’s approval under this Agreement.  BREA is under no duty to visit any portion of the Properties or to supervise or observe construction or to examine any books or records.  No site visit, observation or examination by BREA shall impose any liability on BREA, result in any waiver of any default by Administrative Member under this Agreement, or constitute a representation that any of the assets of the Company or any Company Subsidiary complies or will comply with any of the Requirements or that any construction is free from defective materials or workmanship.  Neither Administrative Member nor any other party is entitled to rely on any site visit, observation or examination by BREA, and BREA assumes no personal responsibility for any negligent or defective design or construction.  BREA shall have the right to contact representatives of the local, state and other governmental authorities having jurisdiction over any part of the Properties, or engineers, architects, contractors, suppliers or other third parties involved with the Properties, in order to verify compliance by Administrative Member with this Agreement.

Section 5.10. Management Agreement.  The Members hereby approve of the form of Management Agreement (the “Management Agreement“) attached as Exhibit “F.”  A separate Management Agreement in such form shall be executed with respect to each Property with ESC in its capacity as property manager for the applicable Property.

Section 5.11. Licensing.  Administrative Member shall cause ESC in its capacity as property manager to obtain all applicable healthcare or other licenses (the “Operating Licenses“) recommended by the Company’s healthcare counsel, or otherwise required to permit the operation of the Properties.  In the event that the Operating Licenses are not obtained by the Closing Date, the Company, Company Subsidiaries and ESC in its capacity as property manager pursuant to the Management Agreements, acting directly or through their Affiliates and subsidiaries, as necessary, shall enter into sale/leasebacks or other similar temporary arrangements acceptable to the Members with Seller and Seller’s affiliates, as recommended by the Company’s healthcare counsel, to permit the acquisition and continued operation of the Properties pending issuance of the Operating Licenses.

Section 5.12. Board of Directors.

A. Board Members.  The Company shall have a board (the “Board of Directors”) which shall initially consist of three individuals (each a “Board Member”) and collectively, the “Board Members”) comprised of two Board Members chosen by BREA and one member chosen by the Common Investor.  ESC and Columbia shall each have the right to appoint one board observer (a “Board Observer”) who shall receive notice of all meetings of the Board of Directors and shall be entitled to attend and participate in such meetings, but shall not be entitled to vote.  The applicable Common Members may change the designation of the individual or individuals appointed by it to the Board of Directors (or as a Board Observer) at any time by written notice to the other Common Members.  The names and addresses of the initial Board Members of the Company and the initial Board Observers are set forth on Schedule A attached hereto, and Schedule A shall be amended from time to time to reflect the resignation or removal of any Board Member or Board Observer or the appointment of new or additional Board Members or Board Observers pursuant to this Agreement.

B. Meetings.  The Board of Directors shall have meetings no less frequently than once each calendar quarter, which agenda shall include a discussion of the financial results and the operations of the Company.  Additional special meetings of the Board of Directors may be called (i) at any time upon the request of at least two Board Members and (ii) up to once each quarter upon the request of one Board Member.  Any such meetings (including the quarterly meetings), may be conducted in person or by conference call as directed by a majority of the Board Members.  If action is to be taken at a duly called meeting of the Board of Directors, notice of the time, date and place of meeting (or in the case of a conference call, notice of the conference call instructions) be given to each Board Member by the Board Member calling the meeting by personal delivery, telephone or fax sent to the address of each Board Member set forth on Schedule A at least five (5) Business Days in advance of the meeting; provided, however, no notice need be given to a Board Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her.  The Board Members may attend any in-person meeting in person or by proxy, and they may also participate in such meeting by means of conference call or similar communications equipment that permits all Board Members to hear each other.  Any action required or permitted to be taken or approved at any meeting of the Board of Directors may be taken without a meeting if upon five (5) business days prior notice to the Board of Directors, one or more written consents to such action shall be signed by the a majority of the Board Members then comprising the Board of Directors.  Such written consents shall be delivered to the Administrative Member at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

C. Specific Approval Rights of the Board of Directors.  Notwithstanding any provision of this Agreement to the contrary, the following actions shall require the approval by a majority of the Board Members then comprising the Board of Directors at a meeting or by written consent:

(1) The amount of, whether and when to make, contributions to the Company or any Company Subsidiary (including any Subsequent Contributions pursuant to Section 3.2).

Section 5.13. Officers. The Company may employ and retain such persons as may be necessary or appropriate for the conduct of the Company’s business, including employees and agents who may be designated as officers, with such titles and such powers and duties as may be authorized by the Administrative Member (but subject to the limitations provided for in this Agreement and the rights of BREA more particularly described herein). Any additional or successor officers shall be chosen by the Administrative Member or BREA.  Any number of offices may be held by the same person. Any officer may be removed at any time, with or without cause, by the Administrative Member or BREA.

ARTICLE VI TRANSFER OF COMPANY INTERESTS.

Section 6.1. Restrictions on Transfer.

A. Except as expressly provided to the contrary in this Section, no sale, exchange, delivery, assignment, transfer, encumbrance, pledge, hypothecation or other disposition, whether voluntary, involuntary, directly or indirectly, by operation of law or otherwise (a “Transfer“) shall be made by a Member of the whole or any part of its interest in the Company (including its interest in the capital or profits of the Company) without the prior written consent of BREA.  Without limiting the foregoing, any change in the ultimate beneficial ownership of a Member. including as a result of a merger, consolidation, recapitalization or other business combination, shall be deemed a Transfer for purposes of this Agreement.

B. BREA may make a Transfer (i) to any Affiliate of BREA, (ii) with respect to indirect Transfers of its interests in the Company, to any other person or entity, so long as following such Transfer, BREA remains an Affiliate of BREP VI, or (iii) subject to the provisions of ARTICLE X and the CP Group’s rights thereunder, in connection with the sale of all or a portion of its interests to a third party.  BREA represents that as of the date hereof, BREA is wholly-owned, directly or indirectly, by BREP VI.

C. Without obtaining the prior consent of BREA, ESC may make a Transfer to any Affiliate of ESC.  ESC represents that as of the date of this Agreement, ESC is a qualified organization for purposes of Code Section 514(c)(9).

D. Without obtaining the prior consent of BREA, Columbia may make a Transfer (i) to any Affiliate of Columbia, or (ii) with respect to indirect Transfers of its interests in the Company, to any other person or entity, so long as following such transfer, Columbia remains an Affiliate of Columbia Pacific.  Notwithstanding the foregoing, if BREA exercises its rights under Section 5.1(C) with respect to implementing a Major Decision described in Sections 5.1(B)(6), (8), (15), (16), (19), (20), (21), (23) or (24) and Columbia provides notice to BREA that it is in disagreement with respect thereto, BREA shall not unreasonably withhold, condition or delay its consent to a Transfer of Columbia’s interests.  Columbia represents that as of the date of this Agreement, Columbia is an Affiliate of Columbia Pacific”.

E. Without obtaining the prior consent of BREA (which consent may be withheld in BREA’s sole discretion), Transfers of direct or indirect interests in the Common Investor and Preferred Investor shall not be permitted other than (x) to immediate family members or as a result of a charitable contribution or bequest, (y) by devise or descent or by operation of law as a result of the death of a natural person to the Person or Persons lawfully entitled thereto or (z) to any Common Member or any Person that, as of the Closing Date, is a member of the Common Investor or Preferred Investor, as applicable.

F. Notwithstanding anything in this Agreement to the contrary, in no event may any Transfer of any Company Interest by any Member (or Transfers of the direct or indirect interests in Common Investor) be made without the consent of the BREA (which consent may be withheld in the BREA’s sole discretion):

(1) to any Person who lacks the legal right, power or capacity to own such Company Interest;

(2) if in the opinion of legal counsel to the Company such Transfer would cause a termination of the Company for United States federal or state income tax purposes;

(3) if such Transfer is treated as having been effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such Transfer would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code and the regulations promulgated thereunder;

(4) if such Transfer would cause (A) all or any portion of the assets of the Company to (I) constitute “plan assets” (for purposes of ERISA, Section 4975 of the Code or the applicable provisions of any Similar Law) of any Person or (II) be subject to the provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law, or (B) the Administrative Member (or other Persons responsible for the investment and operation of the Company’s assets) to become a fiduciary with respect to any existing or contemplated Member, pursuant to Title I of ERISA or the applicable provisions of any Similar Law or otherwise; or

(5) if such Transfer would require the Company or its Affiliates to be regulated under the Investment Company Act or the Investment Advisers Act of 1940.

Section 6.2. Effect of Assignment; Documents.  In the event of any Transfer permitted hereunder of a direct interest in the Company, subject to Article VIII, the Company shall not be dissolved but instead shall continue as before, with, however, the addition or substitution of such transferee or assignee as a Member of the Company.  No such Transfer shall relieve the assignor from any of its obligations under this Agreement.  Notwithstanding the foregoing, as a condition to any such Transfer by a Member of a direct interest in the Company (including any Class A Preferred Units), the assignee must execute and deliver to the Company an assumption (in form reasonably satisfactory to the non-assigning members) of all the obligations of the assignor under this Agreement arising from and after the date of such assignment.  Upon execution and delivery of such assumption, the Members shall execute a document in form reasonably satisfactory to all Members evidencing the admission of such transferee.  Admission of a substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company.

ARTICLE VII  CERTAIN REMEDIES.

Section 7.1. Intentionally Omitted.

Section 7.2. Termination of Administrative Member Rights.

A. Termination Notice.  BREA may deliver a termination notice to ESC (“Termination Notice“) removing ESC as Administrative Member upon the occurrence of any of the following events:

(1) Any gross negligence or willful misconduct by ESC or any of its Affiliates related to the Properties.

(2) Any material breach of this Agreement or any Collateral Agreement (including, but not limited to, any Management Agreement) by ESC or any of its Affiliates (including the failure to timely make a required contribution under Article III or a breach of Article VI or a breach of a representation or warranty by ESC or its Affiliates hereunder or under a Collateral Agreement) which is not cured within the Cure Period (or, without limitation on the foregoing, the Company, any Company Subsidiary, or any Member has not been made whole prior to the expiration of the Cure Period).

(3) The failure by ESC to provide reasonably effective management of the Company, each Company Subsidiary, and their respective Company assets in its capacity as Administrative Member pursuant to Article V hereof in a manner substantially consistent with prevailing commercial practices for the development, operation, marketing and sale of property similar to the assets of the Company and the Company Subsidiaries (and such failure has or is reasonably expected to have a material and adverse effect upon the Company, any Company

Subsidiary or their respective assets), and the failure to correct such deficiencies within the Cure Period.

(4) The occurrence of a Bankruptcy/Dissolution Event with respect to ESC.

B. Procedure; Arbitration.  The Termination Notice shall specify the basis for the same and shall become effective (1) ten (10) days after the date of the Termination Notice in connection with a termination described in subsection A(1), A(2) or A(3) above, and (2) immediately in connection with a termination described in subsection A(4) above.  However, ESC, may dispute the existence of grounds for the termination described in subsection A(1), A(2) or A(3) (but not subsection A(4)) by written notice (“Arbitration Notice“) to BREA within ten (10) days after its receipt of the Termination Notice.  If ESC fails to provide an Arbitration Notice within such ten (10) day period, then notwithstanding anything to the contrary herein, ESC shall have no right to dispute the effectiveness of the Termination Notice, which shall be conclusive.  In the event an Arbitration Notice is given within the period set forth above, then (a) the dispute shall be resolved by arbitration as provided in Section 7.3, and (b) if the arbitrator upholds the grounds for termination, then the Termination Notice shall thereupon become effective.

C. Effect of Termination Notice.  If a Termination Notice becomes effective, then:

(1) BREA or its designee shall become the Administrative Member with all the power and authority previously possessed by ESC as Administrative Member; and ESC shall remain a Member in the Company, but with no power, authority or right to vote, approve or act for or bind the Company with respect to any matter in connection with the Company or its operation (and, without limitation, ESC shall have no further rights under Section 5.1).

(2) ESC shall execute and acknowledge any required amendments to this Agreement reflecting the foregoing, in such form and content as BREA may reasonably prescribe.

(3) Subject to the transfer of any Operating Licenses, ESC shall not be responsible for any obligation of the Administrative Member under this Agreement first accruing after the Termination Notice becomes effective (other than obligations that would apply to ESC under this Agreement regardless of its status as Administrative Member, including contribution obligations).

(4) The distributions under the “Promote Clauses” (i.e., clause (2) of Section 4.1C, clause (2) of Section 4.1D and clause (2) of Section 4.1E) shall thereafter be distributed to the Members in accordance with their respective Common Percentages; and no further fees or reimbursements shall be payable to ESC as Administrative Member.

(5) ESC shall forthwith:  (a) deliver to BREA a final accounting; (b) surrender and deliver to BREA all rents and income, including tenant security deposits, of the Properties and other monies of the Company or any Company Subsidiary held by, or under the control of ESC; (c) deliver to BREA, as received, any monies due the Company or any Company Subsidiary received after such removal; (d) deliver to BREA or its designee, all materials and supplies, keys, leases, contracts and documents, all other accounting papers and records of the Company or any Company Subsidiary, and all books and records, receipts for deposits, bills and other materials in ESC’s possession that relate to the Properties; and (e) execute and deliver to BREA a notice to third parties directly involved with the Properties in form reasonably satisfactory to BREA to the effect that ESC is no longer Administrative Member.

(6) ESC shall cooperate with the Company and each Company Subsidiary to allow the Company and each Company Subsidiary to effectively and productively continue the operation, marketing and other activities of the Company.  Without limitation on the foregoing, ESC shall deliver to the Company such information and documentation in ESC’s control or possession at the time of removal as BREA may reasonably request concerning the Properties, including any potential residents for the Properties known by ESC at the time of removal.

D. Replacement Administrative Member.  In the event that ESC is removed as or otherwise ceases to be the Administrative Member, BREA shall have the right to admit a new Member to the Company to function as a replacement administrative member and to receive fees and reimbursements as reasonably determined by BREA so long as the distributions to all Members are diluted proportionately; and provided that in no event shall the replacement administrative member be entitled to receive fees and reimbursements in excess of (i) a 6% management fee under a management agreement or (ii) fees and reimbursements otherwise payable to ESC under the Promote Clauses and the other provisions of this Agreement.  Notwithstanding anything  to the contrary herein, all Members shall execute and deliver such amendments to this Agreement as BREA may reasonably request in order to implement the foregoing.

Section 7.3. Arbitration of Disputes.  Any dispute among the Members under Section 7.2 as to the effectiveness of a termination notice (other than a Termination Notice given under Section 7.2A(4)) shall be resolved and finally determined by arbitration as set forth in this Section 7.3.  Any arbitration pursuant to this Section shall, to the fullest extent permitted by law, be held in New York, New York.  If the parties do not mutually agree upon an arbitrator within five (5) business days after notice from one party to the other, then any party may apply to the Chancery or Superior Court in Wilmington, Delaware for an order appointing an arbitrator.  In connection with any such application, any party may propose one or more persons to act as the arbitrator provided that any such person or persons shall be independent and shall be (x) a licensed attorney with at least ten (10) years’ experience in connection with the development and operation of real estate similar to the property or (y) a retired judge of any Chancery or Superior Court, Appellate Court or United States District Court.  After the appointment of the arbitrator, the parties shall have the right to take depositions and to obtain discovery by other means regarding the subject matter of the arbitration as if the matter were pending in any Chancery or Superior Court in Wilmington, Delaware, although the arbitrator may, for good cause shown, limit the nature and extent of such discovery and establish or modify the schedule relating to any discovery requests or applications relating thereto.  The arbitrator shall have the power to decide all other procedural issues, including the following:  the date, time and place of any hearing; the form, timing, and subject matter of any pre-hearing documents to be submitted by the parties; and any evidentiary or procedural issues that may arise at or in connection with any arbitration hearing.  The award of the arbitrator shall be conclusive and binding, and any party may seek to have the award confirmed by way of a court order.  All fees and expenses of the arbitrator and all other expenses of the arbitration shall be borne initially by the members equally, but ultimately shall be borne by the non-prevailing party in the arbitration.  The arbitration shall be limited to the effectiveness or ineffectiveness of a Termination Notice (including determining whether one of the events under Section 7.2A has occurred).  Nothing contained herein shall be construed as to prevent any party from seeking provisional or equitable relief from a Court on the basis that, unless such relief is obtained, any award that the arbitrator may make will be ineffectual.

Section 7.4. No Partition.  Each Member hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the assets of the Company or any Company Subsidiary.

Section 7.5. Cumulative Remedies.  Subject to the limitations expressly herein set forth, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

Section 7.6. Attorneys’ Fees.  Subject to Section 7.3, if the Company or any Member obtains a judgment against any other Member in connection with a dispute arising under or in connection with this Agreement (whether in an action or through arbitration), such party shall be entitled to recover its court (or arbitration) costs, and reasonable attorneys’ fees (including the reasonable value of in-house attorney services) and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs.

Section 7.7. No Waiver.  No waiver by a Member or the Company of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance.  No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

Section 7.8. No Suretyship Defenses.  Each Member hereby waives any guarantor or suretyship defense that may otherwise apply with respect to this Agreement (including Sections 4.4, 5.7, and 7.2C(2)).

ARTICLE VIII  DISSOLUTION OF THE COMPANY.

Section 8.1. Events Giving Rise to Dissolution.  No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company; except that the happening of any one of the following events (individually, a “Dissolution Event”) shall work an immediate dissolution of the Company.

A. Intentionally deleted.

B. Intentionally deleted.

C. The sale of all of the real estate assets of the Company and each Company Subsidiary (provided, however, that if a portion of the purchase price of such sale is evidenced by a promissory note, the Company shall not be dissolved by reason of such sale so long as the Company or a Company Subsidiary is the holder of such promissory note).

D. The agreement in writing by BREA and ESC to dissolve the Company.

E. The entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Without limitation on the other provisions hereof, the resignation, expulsion or dissolution of any Member, the occurrence of a Bankruptcy/Dissolution Event with respect to a Member, the assignment of all or any part of a Member’s interest in the Company, the occurrence of any event that terminates the continued membership of a Member under the Act or the admission of a new Member shall not dissolve the Company and the business of the Company shall continue.  Except as otherwise provided in this Agreement:  (i) without the consent of the Members, no Member may retire or withdraw from the Company; and (ii) a withdrawing Member shall not be entitled to receive any distributions and shall not otherwise be entitled to receive the fair value of its membership interest in the Company.

Section 8.2. Procedure.  In the event of the dissolution of the Company for any reason, the “Winding-Up Member” (i.e., (1) BREA if BREA gives the Members written notice of its election to be the Winding-Up Member, and (2) otherwise the Administrative Member) shall commence to wind up the affairs of the Company and Company Subsidiaries and to liquidate their respective investments.  The Members shall continue to share profits, losses, gain or loss on sale or disposition, and Distributable Cash during the period of liquidation in the same manner and proportion as though the Company had not dissolved (subject, however, to any adjustments hereunder that may apply whether by reason of Section 7.2A(4) or otherwise).  Subject to the prior written approval of BREA, which approval shall not be unreasonably withheld, conditioned or delayed, the Winding-Up Member shall have discretion to determine in good faith the time, manner and terms of any sale or sales of the assets of the Company and the Company Subsidiaries pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

A. Following the satisfaction of all debts and liabilities of the Company and the Company Subsidiaries and all expenses of liquidation (whether by payment or the making of reasonable provision for payment thereof), the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with Section 5.1 of Exhibit “G” (the “Tax Exhibit”) (after deducting from the distributive share of a Member any sum such Member owes the Company).

B. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and its capital contribution thereto and share of profits or losses thereof and shall have no recourse therefor (in the event of any deficit in a Member’s capital account or otherwise) against any other Member; provided that nothing herein contained shall relieve any Member of such Member’s obligation to make the capital contributions herein provided or to pay any liability or indebtedness owing the Company by such Member, and the Company and the other Members shall be entitled at all times to enforce such obligations of such Member.  No holder of a Company interest shall have any right to demand or receive property other than cash upon dissolution of the Company.

C. Upon the completion of the winding up of the Company and the distribution of all Company funds, the Winding-Up Member shall have the authority to execute and record a certificate of cancellation of the certificate of formation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company, and the Company shall terminate.

ARTICLE IX   CERTAIN INCORPORATED MATTERS.

Section 9.1. Tax and Accounting.  Each and all of the provisions of the Tax Exhibit are incorporated herein and shall constitute part of this Agreement.  The Tax Exhibit provides for, among other matters, the establishment and maintenance of capital accounts, and the allocation of profits and losses of the Company.

ARTICLE X  RIGHT OF FIRST OPPORTUNITY.

Section 10.1. Right of First Opportunity.  In the event that BREA desires to (i) cause the Company to sell one or more Properties but not more than 25 Properties whether directly or through the sale of one or more Company Subsidiaries or Properties (a “Property Sale”), (ii) cause the Company to sell all or a portion of the Company’s interests in more than 25 Properties or Company Subsidiaries owning more than 25 Properties (collectively, a “Portfolio/Company Interest”), whether directly or indirectly through a sale of interests in one or more Company Subsidiaries (including through an initial public offering or merger) or otherwise (a “Portfolio Sale”) or (iii) sell all or substantially all of its direct or indirect interest in the Company (“BREA’s Membership Interest“, and a sale of BREA’s Membership Interest, a “BREA Membership Sale”) to an unaffiliated third party, then, prior to BREA commencing marketing with respect to any such Property Sale, Portfolio Sale or BREA Membership Sale,  BREA shall send the Administrative Member a written notice informing the Administrative Member that BREA intends to commence marketing for such transaction (an “Intent to Sell Notice“).

A. Property Sale.

(1) Purchase Offer.  With respect to a Property Sale, subject to Section 10.5, the Administrative Member shall have thirty (30) days from the date of receipt of the Intent to Sell Notice to either (a) send BREA a Purchase Offer, or (b) notify BREA in writing that the Administrative Member is not prepared to purchase the applicable Property or Properties.  Failure of the Administrative Member to respond in writing to the Intent to Sell Notice within such thirty (30) day period, as applicable, shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the Property or Properties.

(2) Acceptance and Deposit.                                           In the event that the Administrative Member delivers a Purchase Offer with respect to a Property Sale, BREA shall have a twenty (20) day period in which to elect either to accept or reject the Purchase Offer.  If BREA delivers an Acceptance Notice that it accepts the Purchase Offer with respect to a Property Sale, then the Company shall sell the applicable Property or Properties to the Administrative Member, and the Administrative Member shall be obligated to purchase the applicable Property or Properties for a purchase price equal to the Administrative Member’s Price, on the Purchase Date that is sixty (60) days after the delivery date of the Acceptance Notice, provided that the Administrative Member shall have the right to extend the Purchase Date for an additional thirty (30) days upon prior notice to BREA accompanied by the Additional Deposit.  In the event that the Administrative Member becomes obligated to purchase the applicable Property or Properties as provided above, then the Administrative Member shall transmit via wire transfer into an account specified by BREA, or by a certified check from a bank reasonably acceptable to BREA, the Purchase Deposit payable to the Company, within five (5) business days after the Purchase Offer is accepted.  The Purchase Deposit, if made, shall be non-refundable to the Administrative Member in all events other than (i) the failure of the closing of the sale of the applicable Property or Properties to occur by reason of the default by BREA or the Company as directed by BREA, (ii) the failure to execute a ROFO Purchase Agreement or (iii) one or more closing conditions which have been agreed to by the parties (other than as a result of a default by the Administrative Member) are not satisfied or waived (and in each such case the Purchase Deposit and the Additional Deposit, if applicable, shall be promptly refunded to the Administrative Member).  Upon the closing of the sale on the Purchase Date, the Purchase Deposit and the Additional Deposit, if applicable, shall be a credit against the Administrative Member’s Price.

(3) Closing Mechanics. With respect to a Property Sale, if the Purchase Offer is accepted and the Administrative Member timely deposits the Purchase Deposit (and the Additional Deposit, if applicable), the Administrative Member and BREA shall use commercially reasonable efforts to execute a ROFO Purchase Agreement, which shall include the terms of the Property Sale.  Failure by the Administrative Member and BREA to execute a ROFO Purchase Agreement shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the applicable Property or Properties in response to the Intent to Sell Notice and the Purchase Deposit and the Additional Deposit, if applicable, shall be refunded to the Administrative Member.  The sale of the applicable Property or Properties as provided hereunder shall take place in accordance with the ROFO Purchase Agreement at a closing conference held on the Purchase Date at the principal office of the Company or at such other location as may be agreed upon by BREA and the Administrative Member.  At such closing conference, the Company shall be authorized and directed to retain the Purchase Deposit and the Additional Deposit, if applicable, and any interest accrued thereon as a portion of the Administrative Member’s Price, and the remaining portion of the Administrative Member’s Price shall be paid in immediately available funds.  The Company and Administrative Member shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the applicable Property or Properties, pursuant to the terms hereof, including, any sale/leaseback agreements and transition services agreements necessary to allow Administrative Member to operate a Property pending Administrative Member obtaining licensure therefore, which agreements shall be on forms reasonably acceptable to the parties.

(4) Failure to Accept or Elect.  If (a) BREA delivers a written notice that it rejects the Purchase Offer with respect to a Property Sale, (b) the Administrative Member fails to deposit the Purchase Deposit within five business days after a Purchase Offer with respect to the Property Sale is accepted, or (c) the Administrative Member elects or is deemed to have elected not to purchase the applicable Property or Properties, then, in any such event, BREA may market  the applicable Property or Properties, and cause the Company to sell the applicable Property or Properties at any time during  the Marketing Period.  If the Administrative Member did not deliver a Purchase Offer or if the Administrative Member fails to deposit the Purchase Deposit within ten (10) days after a Purchase Offer is accepted, then, in either case, BREA may cause the Company to sell the applicable Property or Properties during the Marketing Period for any price that is acceptable to BREA.  If the Administrative Member delivers a Purchase Offer with respect to the Property Sale and such Purchase Offer is (1) rejected by BREA or (2) accepted by BREA and the Purchase Deposit is delivered by the Administrative Member on a timely basis but the parties do not enter into a ROFO Purchase Agreement, then BREA may cause the Company to sell the applicable Property or Properties for a purchase price that is not less than 95% of the Administrative Member’s Price.  If BREA desires to cause the Company to sell the applicable Property or Properties for a purchase price that is less than 95% of the Administrative Member’s Price, then, prior to agreeing to sell the applicable Property or Properties to a third party for such price, BREA must deliver a Supplemental Notice, which Supplemental Notice shall identify the Third Party Price.  The Administrative Member shall have five business days from the date of receipt of the Supplemental Notice to notify BREA in writing that either (a) the Administrative Member is prepared to purchase the applicable Property or Properties at a purchase price equal to the Third Party Price, or (b) the Administrative Member is not prepared to purchase the applicable Property or Properties.  Failure of the Administrative Member to respond in writing to the Supplemental Notice within such five business day period shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the applicable Property or Properties.  If the Administrative Member elects not to, or is deemed to elect not to purchase the applicable Property or Properties, then BREA may sell the applicable Property or Properties to a third party at the Third Party Price.  If the Administrative Member elects to purchase the applicable Property or Properties for the Third Party Price, then the sale of the applicable Property or Properties shall take place in accordance with the terms of Section 10.1A(2) and 10.1A(3) hereof, except that the terms shall be modified to reflect a purchase price equal to the Third Party Price.

B. Portfolio Sale.

(1) Purchase Offer.  With respect to a Portfolio Sale, subject to Section 10.5, the Administrative Member shall have sixty (60) days from the date of receipt of the Intent to Sell Notice to either (a) send BREA a Purchase Offer, or (b) notify BREA in writing that the Administrative Member is not prepared to purchase the Portfolio/Company Interest.  Failure of the Administrative Member to respond in writing to the Intent to Sell Notice within such sixty (60) day period, as applicable, shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the Portfolio/Company Interest.

(2) Acceptance and Deposit. In the event that the Administrative Member delivers a Purchase Offer with respect to a Portfolio Sale, BREA shall have a twenty (20) day period in which to elect either to accept or reject the Purchase Offer.  If BREA delivers an

Acceptance Notice that it accepts the Purchase Offer with respect to a Portfolio Sale, then the Company shall sell the Portfolio/Company Interest to the Administrative Member and the Administrative Member shall be obligated to purchase the Portfolio/Company Interest for a purchase price equal to the Administrative Member’s Price, on the Purchase Date that is ninety (90) days after the delivery date of the Acceptance Notice, provided that the Administrative Member shall have the right to extend the Purchase Date for an additional thirty (30) days upon prior notice to BREA accompanied by the Additional Deposit.  In the event that the Administrative Member becomes obligated to purchase the Portfolio/Company Interest as provided above, then the Administrative Member shall transmit via wire transfer into an account specified by BREA, or by a certified check from a bank reasonably acceptable to BREA, the Purchase Deposit payable to the Company, within five business days after the Purchase Offer is accepted.  The Purchase Deposit and the Additional Deposit, if applicable, if made, shall be non-refundable to the Administrative Member in all events other than (i) the failure of the closing of the sale of the applicable Portfolio/Company Interest to occur by reason of the default by BREA or the Company as directed by BREA, (ii) the failure to execute a ROFO Purchase Agreement or (iii) one or more closing conditions which have been agreed to by the parties (other than as a result of a default by the Administrative Member) are not satisfied or waived (and in each such case the Purchase Deposit and the Additional Deposit, if applicable, shall be promptly refunded to the Administrative Member).  Upon the closing of the sale on the Purchase Date, the Purchase Deposit and the Additional Deposit, if applicable, shall be a credit against the Administrative Member’s Price.

(3) Closing Mechanics.  With respect to a Portfolio Sale, if the Purchase Offer is accepted and the Administrative Member timely deposits the Purchase Deposit (and the Additional Deposit, if applicable), the Administrative Member and BREA shall use commercially reasonable efforts to execute a ROFO Purchase Agreement, which shall include the terms of the Portfolio Sale.  Failure by the Administrative Member and BREA to execute a ROFO Purchase Agreement shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the Portfolio/Company Interest in response to the Intent to Sell Notice and the Purchase Deposit and the Additional Deposit, if applicable, shall be refunded to the Administrative Member.  The sale of the Portfolio/Company Interest as provided hereunder shall take place in accordance with the ROFO Purchase Agreement at a closing conference held on the Purchase Date at the principal office of the Company or at such other location as may be agreed upon by BREA and the Administrative Member.  At such closing conference, the Company shall be authorized and directed to retain the Purchase Deposit  and the Additional Deposit, if applicable, and any interest accrued thereon as a portion of the Administrative Member’s Price, and the remaining portion of the Administrative Member’s Price shall be paid in immediately available funds.  The Company and Administrative Member shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Portfolio/Company Interest pursuant to the terms hereof, including, any sale/leaseback agreements and transition services agreements necessary to allow Administrative Member to operate a Property pending Administrative Member obtaining licensure therefore, which agreements shall be on forms reasonably acceptable to the parties.

(4) Failure to Accept or Elect.  If (a) BREA delivers a written notice that it rejects the Purchase Offer with respect to a Portfolio Sale, (b) the Administrative Member fails to deposit the Purchase Deposit within five (5) business days after a Purchase Offer with respect the Portfolio Sale is accepted, or (c) the Administrative Member elects or is deemed to have elected not to purchase the Portfolio/Company Interest, then, in any such event, BREA may market  the Portfolio/Company Interest, and cause the Company to sell the Portfolio/Company Interest at any time during  the Marketing Period.  If the Administrative Member did not deliver a Purchase Offer or if the Administrative Member fails to deposit the Purchase Deposit within ten (10) days after a Purchase Offer is accepted, then, in either case, BREA may cause the Company to sell the Portfolio/Company Interest during the Marketing Period for any price that is acceptable to BREA.  If the Administrative Member delivers a Purchase Offer with respect to the Portfolio Sale and such Purchase Offer is (1) rejected by BREA or (2) accepted by BREA and the Purchase Deposit is delivered by the Administrative Member on a timely basis but the parties do not enter into a ROFO Purchase Agreement, then BREA may cause the Company to sell the Portfolio/Company Interest for a purchase price that is not less than 95% of the Administrative Member’s Price.  If BREA desires to cause the Company to sell the Portfolio/Company Interest for a purchase price that is less than 95% of the Administrative Member’s Price, then, prior to agreeing to sell the Portfolio/Company Interest to a third party for such price, BREA must deliver a Supplemental Notice, which Supplemental Notice shall identify the Third Party Price.  The Administrative Member shall have five business days from the date of receipt of the Supplemental Notice to notify BREA in writing that either (a) the Administrative Member is prepared to purchase the Portfolio/Company Interest at a purchase price equal to the Third Party Price, or (b) the Administrative Member is not prepared to purchase the Portfolio/Company Interest.  Failure of the Administrative Member to respond in writing to the Supplemental Notice within such five business day period shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase the Portfolio/Company Interest.  If the Administrative Member elects not to, or is deemed to elect not to purchase the Portfolio/Company Interest, then BREA may sell the Portfolio/Company Interest to a third party at the Third Party Price.  If the Administrative Member elects to purchase the Portfolio/Company Interest for the Third Party Price, then the sale of the Portfolio/Company Interest shall take place in accordance with the terms of Section 10.1B(2) and 10.1B(3) hereof, except that the terms shall be modified to reflect a purchase price equal to the Third Party Price.

C. BREA Membership Sale.

(1) Purchase Offer.  With respect to a BREA Membership Sale, subject to Section 10.5, the Administrative Member shall have sixty (60) days from the date of receipt of the Intent to Sell Notice to either (a) send BREA a Purchase Offer, or (b) notify BREA in writing that the Administrative Member is not prepared to purchase BREA’s Membership Interest.  Failure of the Administrative Member to respond in writing to the Intent to Sell Notice within such sixty (60) day period, as applicable, shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase BREA’s Membership Interest.

(2) Acceptance and Deposit.  In the event that the Administrative Member delivers a Purchase Offer with respect to a BREA Membership Sale, then BREA shall have a twenty (20) day period in which to elect either to accept or reject the Purchase Offer.  If BREA delivers an Acceptance Notice that it accepts the Purchase Offer with respect to a BREA

Membership Sale, then BREA shall sell BREA’s Membership Interest and the Administrative Member shall be obligated to purchase BREA’s Membership Interest for a purchase price equal to the Administrative Member’s Price, on the Purchase Date that is ninety (90) days after the delivery date of the Acceptance Notice, provided that the Administrative Member shall have the right to extend the Purchase Date for an additional thirty (30) days upon prior notice to BREA accompanied by the Additional Deposit.  In the event that the Administrative Member becomes obligated to purchase BREA’s Membership Interest as provided above, then the Administrative Member shall transmit via wire transfer into an account specified by BREA, or by a certified check from a bank reasonably acceptable to BREA, readily available funds the Purchase Deposit payable to the Company, within five business days after the Purchase Offer is accepted.  The Purchase Deposit and the Additional Deposit, if applicable, if made, shall be non-refundable to the Administrative Member in all events other than (i) the failure of the closing of the sale of BREA’s Membership Interest to occur by reason of the default by BREA or the Company as directed by BREA, (ii) the failure to execute a ROFO Purchase Agreement or (iii) one or more closing conditions which have been agreed to by the parties (other than as a result of a default by the Administrative Member) are not satisfied or waived (and in each such case the Purchase Deposit and the Additional Deposit, if applicable, shall be promptly refunded to the Administrative Member).  Upon the closing of the sale on the Purchase Date, the Purchase Deposit and the Additional Deposit, if applicable, shall be a credit against the Administrative Member’s Price.

(3) Closing Mechanics.  With respect to a BREA Membership Sale, if the Purchase Offer is accepted and the Administrative Member timely deposits the Purchase Deposit (and the Additional Deposit, if applicable), the Administrative Member and BREA shall use commercially reasonable efforts to execute a ROFO Purchase Agreement, which shall include the terms of the BREA Membership Sale.  Failure by the Administrative Member and BREA to execute a ROFO Purchase Agreement shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase BREA’s Membership Interest in response to the Intent to Sell Notice and the Purchase Deposit and the Additional Deposit, if applicable, shall be refunded to the Administrative Member.  The sale of the Portfolio/Company Interest as provided hereunder shall take place in accordance with the ROFO Purchase Agreement at a closing conference held on the Purchase Date at the principal office of the Company or at such other location as may be agreed upon by BREA and the Administrative Member.  At such closing conference, BREA shall be authorized and directed to retain the Purchase Deposit and the Additional Deposit, if applicable, and any interest accrued thereon as a portion of the Administrative Member’s Price, and the remaining portion of the Administrative Member’s Price shall be paid in immediately available funds, provided however, the Administrative Member’s Price actually paid to BREA shall be reduced by the amount that ESC would receive pursuant to Section 4.5 if BREA’s Membership Interests were sold to a third party for the Administrative Member’s Price.  The Company and Administrative Member shall execute such documents and instruments as may be necessary or appropriate to effect the sale of BREA’s Membership Interest pursuant to the terms hereof, including, any sale/leaseback agreements and transition services agreements necessary to allow Administrative Member to operate a Property pending Administrative Member obtaining licensure therefore, which agreements shall be on forms reasonably acceptable to the parties.

(4) Failure to Accept or Elect.  If (a) BREA delivers a written notice that it rejects the Purchase Offer with respect to a BREA Membership Sale, (b) the Administrative Member fails to deposit the Purchase Deposit within five business days after a Purchase Offer with respect the BREA Membership Sale is accepted, or (c) the Administrative Member elects or is deemed to have elected not to purchase BREA’s Membership Interest, then, in any such event, BREA may market  BREA’s Membership Interest and sell BREA’s Membership Interest at any time during  the Marketing Period.  If the Administrative Member did not deliver a Purchase Offer or if the Administrative Member fails to deposit the Purchase Deposit within ten (10) days after a Purchase Offer is accepted, then, in either case, BREA may sell BREA’s Membership Interest during the Marketing Period for any price that is acceptable to BREA.  If the Administrative Member delivers a Purchase Offer with respect to the Portfolio Sale and such Purchase Offer is (1) rejected by BREA or (2) accepted by BREA and the Purchase Deposit is delivered by the Administrative Member on a timely basis but the parties do not enter into a ROFO Purchase Agreement, then BREA may sell BREA’s Membership Interest for a purchase price that is not less than 95% of the Administrative Member’s Price.  If BREA desires to sell BREA’s Membership Interest for a purchase price that is less than 95% of the Administrative Member’s Price, then, prior to agreeing to sell BREA’s Membership Interest to a third party for such price, BREA must deliver a Supplemental Notice, which Supplemental Notice shall identify the Third Party Price.  The Administrative Member shall have five (5) business days from the date of receipt of the Supplemental Notice to notify BREA in writing that either (a) the Administrative Member is prepared to purchase BREA’s Membership Interest at a purchase price equal to the Third Party Price, or (b) the Administrative Member is not prepared to purchase BREA’s Membership Interest.  Failure of the Administrative Member to respond in writing to the Supplemental Notice within such five business day period shall be deemed an election by the Administrative Member that the Administrative Member is not prepared to purchase BREA’s Membership Interest.  If the Administrative Member elects not to, or is deemed to elect not to purchase BREA’s Membership Interest, then BREA may sell BREA’s Membership Interest to a third party at the Third Party Price.  If the Administrative Member elects to purchase BREA’s Membership Interest for the Third Party Price, then the sale of BREA‘s Membership Interest shall take place in accordance with the terms of Section 10.1C(2) and 10.1C(3) hereof, except that the terms shall be modified to reflect a purchase price equal to the Third Party Price.

Section 10.2. Default.  In the event of a default in any material respect by the Administrative Member in connection with the execution of a Property Sale, Portfolio Sale or a BREA Membership Sale pursuant to Sections 10.1A(2), 10.1A(3), 10.1B(2), 10.1B(3), 10.1C(2), or 10.1C(3) BREA may terminate such sale, and if deposited, the Purchase Deposit and the Additional Deposit, if applicable, shall be retained as liquidated damages and (i) with respect to a Property Sale or a Portfolio Sale, distributed to all Members (other than the Administrative Member) proportional to their respective Common Percentages and (ii) with respect to a BREA Membership Sale, distributed to BREA.  In the event of such default, then the acceptance of the applicable Purchase Offer shall be cancelled, the Administrative Member shall lose its rights to purchase the Properties, the Portfolio/Company Interest or BREA’s Membership Interest, as applicable, pursuant to the Purchase Offer, the Administrative Member shall thereafter have no right to deliver any further Purchase Offers (whether for a Property Sale, a Portfolio/Company

Interest Sale or a BREA Membership Sale), and BREA shall have the right thereafter to sell the Properties, the Portfolio and/or BREA’s Membership Interest to a third party for any price that is acceptable to BREA.

Section 10.3. Tag Along Rights.

A. If BREA elects to sell BREA’s Membership Interest to the Administrative Member pursuant to Section 10.1C, Common Investor shall have the right to elect to “tag along” with said sale by selling its Common Interests in the Company at the same price as BREA’s Membership Interest (as adjusted proportionately to reflect any difference in the Common Percentage of the Common Investor and BREA) and in accordance with the other terms and conditions negotiated by BREA for the sale of BREA’s Membership Interest; and failure by any Common Investor to make such election within ten (10) business days of receipt of notice from BREA regarding same shall be deemed an election by such Member to not tag along on such sale.

B. If BREA elects to sell BREA’s Membership Interest within a Marketing Period to a Person other than the Administrative Member, then ESC, the Common Investor and Columbia each shall have the right to elect to “tag along” with said sale by selling its Common Interests in the Company at the same price as BREA’s Membership Interest (as adjusted proportionately to a reflect any difference in the Common Percentage of the applicable “tagging” Common Member and BREA) and in accordance with the other terms and conditions negotiated by BREA for the sale of BREA’s Membership Interest; and failure by ESC, Columbia or Common Investor to make such election within ten (10) business days of receipt of notice from BREA regarding same shall be deemed an election by such Member to not tag along on such sale.

C. The “tag along” rights described in this Section 10.3 shall not be applicable or exercisable to the extent that it would cause a violation of the Investment Company Act.  If the exercise of such “tag along” rights would result in a violation of the Investment Company Act, BREA agrees to not complete the applicable transaction to sell the BREA Membership Interests without the consent of the Common Investor, provided, however, Common Investor acknowledges that BREA may, without the consent of the Common Investor, complete (i) a sale or disposition of all or substantially all of the assets of the Company or any Company Subsidiary or (ii) a merger, consolidation, recapitalization, reorganization or other similar transaction involving the Company or any Company Subsidiary.

Section 10.4. Drag Along Rights.

A. If BREA elects to sell BREA’s Membership Interest to the Administrative Member pursuant to Section 10.1C, BREA shall have the right to require the Common Investor and Columbia to sell such Members’ Common Interests in the Company which represents the same percentage of the interests held by such Members as the interests being disposed of by BREA represent, in each case at the same price as BREA’s Membership Interest (as adjusted proportionately to reflect any difference in the Common Percentage of the applicable Common Member and BREA) and in accordance with the other terms and conditions negotiated by BREA for the sale of BREA’s Membership Interest.  BREA shall notify the Common Investor and Columbia of its election to “drag along” the Common Investor and Columbia at least 30 days’

prior to such proposed sale.  If BREA elects to exercise its rights under this Section 10.4, the Common Investor and Columbia shall take such actions as may be reasonably required and otherwise cooperate in good faith with BREA in connection with the completion of the proposed sale (including, without limitation, the voting of any interests to approve such proposed sale).

B. If BREA elects to sell BREA’s Membership Interest within a Marketing Period to a Person other than the Administrative Member, then BREA shall have the right to require ESC, the Common Investor and Columbia to sell such Members’ interests which represents the same percentage of the Common Interests in the Company held by such Members as the interests being disposed of by BREA represent, in each case at the same price as BREA’s Membership Interest (as adjusted proportionately to reflect any difference in the Common Percentage of the applicable Common Member and BREA) and in accordance with the other terms and conditions negotiated by BREA for the sale of BREA’s Membership Interest.  BREA shall notify ESC, the Common Investor and Columbia of its election to “drag along” ESC, the Common Investor and Columbia at least 30 days’ prior to such proposed sale.  If BREA elects to exercise its rights under this Section 10.4, ESC, the Common Investor and Columbia shall take such actions as may be reasonably required and otherwise cooperate in good faith with BREA in connection with the completion of the proposed sale (including, without limitation, the voting of any interests to approve such proposed sale).

C. The “drag along” rights described in this Section 10.4 shall not be applicable or exercisable to the extent that it would cause a violation of the Investment Company Act.  If the exercise of such “drag along” rights would result in a violation of the Investment Company Act, BREA agrees to not complete the applicable transaction to sell the BREA Membership Interests without the consent of the Common Investor, provided, however, Common Investor acknowledges that BREA may, without the consent of the Common Investor, complete (i) a sale of disposition of all or substantially all of the assets of the Company or any Company Subsidiary or (ii) a merger, consolidation, recapitalization, reorganization or other similar transaction involving the Company.

Section 10.5. Unsolicited Offers to Purchase.  If BREA receives an unsolicited offer to sell all or substantially all of the Properties, any Property, BREA’s Membership Interest, or the Portfolio/Company Interest to a third party that is not an Affiliate of BREA, then the thirty (30) day period in the case of a Property Sale and the sixty (60) day period in the case of Portfolio Sale or a BREA Membership Sale set forth in Sections 10.1A(1), 10.1B(1) and 10.1C(1) for the Administrative Member to respond to an Intent to Sell Notice shall be reduced to fifteen (15) days and thirty (30) days, respectively.

Section 10.6. Failure to Sell.  If BREA is unable to sell BREA’s Membership Interest, the Portfolio/Company Interest or the applicable Property within a Marketing Period, then, prior to any further marketing or any subsequent marketing of BREA’s Membership Interest, the Portfolio/Company Interest or the applicable Property, BREA must send Administrative Member a new Intent to Sell Notice, and the process set forth in Section 10.1 through this Section 10.5 shall be applicable.

Section 10.7. Method of Sale.  The sale of a Property or the Portfolio/Company Interest to a third party may be accomplished, in the sole and absolute discretion of BREA, as a sale of such Property or as a sale of the Company’s interest in the Company Subsidiary that has a direct or indirect interest in such Property.

Section 10.8. Designation of Rights.  Notwithstanding anything herein to the contrary, Administrative Member may from time to time assign its rights under this Article X or designate Columbia as the holder of such rights (and Columbia may assign or designate such rights to ESC), in each case with prior written notice to BREA, so long as at any time only ESC or Columbia (and not both) is the holder of such rights.  The Members acknowledge that ESC and Columbia may enter into a side letter with respect to the assignment or exercise of the rights under this Article X.

ARTICLE XI  MISCELLANEOUS.

Section 11.1. Notices.  Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (1) personally, (2) by United States registered or certified mail, postage prepaid, (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (4) by facsimile or .PDF electronic transmission, provided that such telecopy or electronic transmission shall be immediately followed by delivery of such notice pursuant to clause (1), (2) or (3) above.  Any such notice to a party shall be addressed at the address set forth below the name of such party on the signature pages at the end of this Agreement (subject to the right of a party to designate a different address for itself by notice similarly given).  Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as evidenced by confirmed answerback if by facsimile (provided that if any notice or other communication to be delivered by facsimile cannot be transmitted because of a problem affecting the receiving party’s facsimile machine, the deadline for receiving such notice or other communication shall be extended through the next business day), as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m.  (local time where received) or on a non-business day, then such notice or demand so made shall be deemed effective on the first business day after the day of actual delivery.  No communications via electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval or other communications hereunder.

Section 11.2. Contribution Agreement.

A. If any Project Lender or any other party (collectively, “Indemnitee”) collects from any Member or its Affiliate (the “Paying Member”) all or any part of any amounts due under any Project Financing, or any replacement thereof (the “Unpaid Liabilities”) pursuant to any letter of credit, guaranty or environmental indemnity agreement, the amount of which Unpaid Liabilities is not reimbursed to the Paying Member by the Company within five (5) business days after the Company’s receipt of written demand for such reimbursement (a “Guaranty Payment”), then the Paying Member shall give a written demand to the other Members (the “Non-Paying Members”) specifying the amount of the Guaranty Payment and providing reasonable evidence of such Guaranty Payment by the Paying Member to Indemnitee (a “Demand Notice”).Within five (5) business days after its receipt of a Demand Notice from the Paying Member, each Non-Paying Member shall remit to the Paying Member an amount equal to the Guaranty Payment multiplied by such Non-Paying Member’s Common Percentage (a “Liability Percentage”) of the Guaranty Payment.  Each Member agrees to consult with the other Members (which consultation shall be deemed satisfied if the Board of Directors is advised and consulted at a meeting of the Board of Directors) prior to making any Guaranty Payment and, upon request of the Board of Directors, to advise the other Members of the aggregate amount the Paying Member has paid under any guaranty or environmental indemnity agreement.

B. If any Member shall fail to make any payment required to be made pursuant to this Agreement within the time period specified in Section 11.2A, any such failure shall be treated as if such Member is a Non-Contributing Member who failed to make a required capital contribution under Section 3.3 and the other Common Members shall have the rights of a Contributing Member provided for in Section 3.3.

C. Notwithstanding anything to the contrary contained in this Agreement, in the event that Indemnitee is entitled to enforce the Unpaid Liabilities of the Company against the Company or one of the Members due to the fraud, grossly negligent actions, or intentional misconduct by another Member (such Member, the “Liable Member”), or such Liable Member’s direct and indirect members, partners, shareholders, officers, directors, employees or agents, or actions by such Liable Member outside the scope of its authority under this Agreement (such acts being herein referred to as the “Recourse Acts”), then such Liable Member shall be 100% liable to the Company and the other Members for any Claim arising in connection with the Recourse Acts, and such Liable Member shall indemnify, protect, defend and hold the Company and such other Members harmless from and against any and all Claims suffered or sustained by it by reason of such Liable Member’s Recourse Acts.

D. If the assets of the Company are inadequate to fully satisfy any Unpaid Liabilities, and a Member is required to make any Guaranty Payment, then, except with respect to payments made due to the Recourse Acts, which shall be made in accordance with the provisions of Paragraph C above, the parties agree as follows:

(1) Until the Project Financing, or any replacement thereof has been repaid in full, and the Property has been sold to a third party, in the event distributions have been made under the Promote Clause, any amounts the Members are obligated hereunder (or otherwise agree in writing) to pay with respect to any Guaranty Payments shall, notwithstanding anything to the contrary herein, be made as follows:

(a) initially, in accordance with the allocations under the Promote Clauses (up to an amount equal to the amount previously distributed under the Promote Clauses), and

(b) thereafter, the balance, if any, of the Guaranty Payments shall be made by the Members pari passu in accordance with their Common Percentages.

(2) Any payments made by BREA, whether a Guaranty Payment to Indemnitee or a payment to the Paying Member for BREA’s Liability Percentage of a Guaranty Payment, shall be deemed to be a contribution by BREA under this Agreement.

(3) Any payment made by ESC, whether a Guaranty Payment to Indemnitee or a payment to the Paying Member for ESC’s Liability Percentage of a Guaranty Payment, shall be deemed to be a contribution by ESC under this Agreement.

(4) Any payment made by Columbia, whether a Guaranty Payment to Indemnitee or a payment to the Paying Member for Columbia’s Liability Percentage of a Guaranty Payment, shall be deemed to be a contribution by Columbia under this Agreement.

(5) Any payment made by Common Investor, whether a Guaranty Payment to Indemnitee or a payment to the Paying Member for such Common Investor’s Liability Percentage of a Guaranty Payment, shall be deemed to be a contribution by such Common Investor under this Agreement.

(6) The Company shall be deemed to have made the Guaranty Payments to the Indemnitee.

Section 11.3. Acknowledgement by Members.  Each Member acknowledges the following:  (A) it is familiar with the business proposed to be conducted by the Company and the Company Subsidiaries; (B) it has been advised that its interest in the Company may not be sold, transferred, or otherwise disposed of except as provided herein; (C) it understands that its interest in the Company has not been registered under the Securities Act of 1933 as amended (the “Securities Act”), or any State securities laws, and if its interest in the Company is a security, such Member may not be able to resell it unless it is registered under the Securities Act and applicable State securities laws or unless an exemption from such registration is available; (D)  it is acquiring its interest in the Company for its own account, for investment only and with no present intention of distributing, reselling, pledging, or otherwise disposing of its interest; and (E) that it is familiar with the type of investment which its interest in the Company constitutes and has reviewed the acquisition of such interest with its tax and independent legal counsel and investment representatives to the extent it deems necessary.

Section 11.4. REIT.  Notwithstanding anything contained herein to the contrary, BREA, may without the consent of any other member convert one or more Company Subsidiaries into  real estate investment trusts (each a “REIT”) and thereafter, the Company’s business shall be conducted in such a manner as to permit each such REIT at all times to be qualified as a REIT for federal income tax purposes (including refraining from taking actions inconsistent with such qualification), including the creation of taxable REIT subsidiaries, execution of operating leases between Company Subsidiaries and such taxable REIT subsidiaries.

Section 11.5. Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

Section 11.6. Time is of the Essence.  Subject to Section 11.15, time is of the essence with respect to this Agreement.

Section 11.7. Entire Agreement.  This Agreement constitutes the entire agreement between the parties.  This Agreement supersedes any prior agreement or understandings between the parties.

Section 11.8. Amendments.  This Agreement may be amended only by written agreement of amendment executed by BREA, Columbia and the Administrative Member and delivered to each Member, provided (i) Columbia’s agreement to such amendments shall not be unreasonably withheld, conditioned or delayed, and (ii) no such amendment shall be effective or binding against the Common Investor if such amendment materially and adversely affects the Common Investor in a specific manner separate and distinct from the amendment’s treatment of other Common Members, unless the consent of the Common Investor is obtained.  Notwithstanding the foregoing, the Members agree to execute and acknowledge any amendments and/or restatements to this Agreement contemplated by or necessary to effectuate the provisions set forth in Section 2.6 of the Purchase & Contribution Agreement, in such form and content as required by the Purchase & Contribution Agreement or as BREA may reasonably require.

Section 11.9. Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to conflicts of laws).  Subject to Section 7.3, each of the parties hereto irrevocably and unconditionally agrees (1) to be subject to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other party or parties hereto of the name and address of such agent, and (b) that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (2)(a) or (b) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party within the State of Delaware.

Section 11.10. Successors and Assigns.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

Section 11.11. Captions.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

Section 11.12. Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

Section 11.13. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

Section 11.14. Certain Terminology.

A. Whenever the words “including,” “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words,” without limitation,” immediately followed the same.

B. Except as otherwise indicated, all Article, Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Articles in, and the Exhibits to, this Agreement.

C. Wherever the words “herein” or “hereunder” appear in this Agreement, they shall be interpreted to mean “in this Agreement” or “under this Agreement,” respectively.

D. As used herein, “good faith” means “honesty in fact” as such phrase is used in the Uniform Commercial Code, as adopted in the State of Delaware as of the date of this Agreement.

Section 11.15. Non-Business Days.  Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day (i.e., Saturday, Sunday or a holiday recognized by the U.S. federal government or the State of New York or Delaware), then such period or date shall be extended until the immediately following business day.

Section 11.16. Incorporation of Exhibits.  All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

Section 11.17. Effectiveness.  In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

Section 11.18. Confidentiality.  By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, (i) not to issue any press release or advertisement or take any similar action concerning the Company’s business or affairs without first obtaining the Administrative Member and BREA’s consent, which shall not be unreasonably withheld, (ii) not to publicize detailed financial information concerning the Company (provided that, for so long as the Company or the Common Member is a “public reporting company” under the Exchange Act, the foregoing shall not restrict the Company or the Common Member from satisfying the public reporting obligations required by the Exchange Act) and (iii) not to disclose the Company’s affairs generally without using reasonable efforts to consult with the other Members prior to such disclosure; provided, however, the foregoing shall not restrict any Member from disclosing information concerning such Member’s investment in the Company to its officers, directors, employees, agents, legal counsel, accountants, other professional advisors, limited partners, members and Affiliates, or to prospective or existing investors of such Member or its Affiliates, prospective or existing lenders to such Member or its Affiliates, or prospective purchasers of such Member’s interests in the Company, provided any such prospective purchasers shall agree to treat such information confidentially in accordance with this Agreement.  The provisions of this Section shall survive the termination of the Company.  Notwithstanding anything to the contrary provided elsewhere herein,  any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, (x) the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure (however, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities law),  (y) any other information to the extent necessary to comply with an order of a court of competent jurisdiction, applicable federal or state securities laws or other applicable laws or in connection with the required accounting for a Member’s interest in the Company under generally accepted accounting principles or (z) any information which is publicly available (other than as a result of a breach of this provision by such Member).

Section 11.19. Officers.  The Company and the Administrative Member on behalf of the Company may employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the prior approval of BREA), including employees and agents who may be designated as officers with titles, including, but not limited to, “chairman,” “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “director” and “chief financial officer,” as and to the extent authorized by the BREA and the Administrative Member with such powers as authorized by BREA and Administrative Member.

Section 11.20. Claims Process & Final Total Equity Capitalization

A. Each of the Common Investor and the Preferred Member acknowledge and agree that (i) the Allowed Investor Claims Account is subject to adjustment pursuant to Section 2.6(d)(ii) of the Purchase & Contribution Agreement, and upon written direction from the Receiver pursuant to Section 2.6(d) of the Purchase & Contribution Agreement, the Administrative Member is authorized to replace Schedule 4.6A-2 of this Agreement to reflect the finalized Allowed Investor Claims Account provided by the Receiver, (ii) if applicable, upon the payment of Excess Preferred Rollover Amount pursuant to Section 2.6(d)(ii) of the Purchase & Contribution Agreement, the Class A Preferred Units of the Preferred Investor shall be reduced by the number of Class A Preferred Units corresponding to the Excess Preferred Rollover Amount, (iii) if applicable, upon the payment of the Excess Common Rollover Amount pursuant to Section 2.6(d)(ii) of the Purchase & Contribution Agreement, the Common Percentage of the Common Investor shall be reduced in accordance with Section 11.20B, (iv) if applicable, upon the payment of the Excess Rollover TEC Adjustment pursuant to Section 2.6(d)(iii) of the Purchase & Contribution Agreement, the Common Percentage of the Common Investor shall be reduced in accordance with Section 11.20B and (v) the Administrative Member shall be entitled to rely upon the written directions of the Receiver in connection with the foregoing actions without seeking or obtaining any consent or approval from the Common Investor or Preferred Investor.

B. If applicable pursuant to Section 11.20A above, the Common Percentages of the Members shall be adjusted in accordance with the following, with such adjustment to be effective retroactively as of the Initial Closing Date:

(1) In the event that any payment is made pursuant to Stayton on account of the Excess Common Rollover Amount or the Excess Rollover TEC Adjustment, such amounts shall be contributed (i) 80% by BREA, (ii) 10% by ESC and (iii) 10% by Columbia.

(2) The revised initial Common Percentage of the Common Investor shall be determined to be equal to the fraction, expressed as a percentage, the numerator of which is equal to (x) the Final Common Rollover Amount less the Excess Rollover TEC Adjustment (if applicable) and the denominator of which is equal to (y) the sum of (i) the aggregate capital contributions made by BREA, ESC and Columbia pursuant to Section 3.1A(1), (ii) the aggregate capital contributions required to be made by BREA, ESC and Columbia pursuant to Section 3.1A(2) (with such contributions being deemed made as of the date hereof for purposes of calculating the Common Percentage) and (iii) the Final Common Rollover Amount (less the Excess Rollover TEC Adjustment (if applicable)).

(3) The revised initial Common Percentage of BREA, ESC and Columbia shall be determined to equal 100 less the Common Percentage of the Common Investor in accordance with Section 11.20B(2) (expressed as a whole number) multiplied by their respective pro-rata share of amounts funded or deemed funded pursuant to Section 3.1A(1) and Section 3.1A(2).

The foregoing calculations do not take into account any additional capital contributions which have been made or failed to have been made pursuant to Sections 3.1(A)(2), 3.2, 3.3 and 3.5 or otherwise in accordance with this Agreement and the Common Percentages shall be further modified in accordance with this Agreement to reflect any such additional capital contributions.

C. The capital contributions of the Members set forth in Section 3.1A, 3.1B and 3.1C shall be modified accordingly to correspond to the modifications of the Common Percentages and Class A Preferred Units described in this Section 11.20, with such modifications to be effective retroactively as of the Initial Closing Date.

D. Each of the Common Investor and Preferred Member release the Company, the Company Subsidiaries, the Administrative Member, BREA and ESC and the respective affiliates from any Claims related to the re-allocations and other actions to be taken consistent with the written direction of the Receiver pursuant to this Section 11.20 and Section 2.6(d) of the Purchase & Contribution Agreement.

Section 11.21. Common Investor Reporting Reimbursement.  In the event that the Common Investor is required to register a class of securities pursuant to Section 12(b) or Section 12(g) of the Exchange Act or to register as an investment company under the Investment Company Act, the Company shall reimburse the Common Investor, as an expense reimbursement and not as a distribution, (i) if the Company has not registered a class of its securities pursuant to Section 12(b) or Section 12(g) of the Exchange Act , an amount equal to $400,000 annually, or (ii) if the Company has registered a class of its securities pursuant to Section 12(b) or Section 12(g) of the Exchange Act, an amount of up to $400,000 annually based on expenses actually incurred by the Common Investor in connection with its status as a public reporting entity, with reasonably satisfactory evidence thereof provided to the Company (as applicable, the “Common Investor Reporting Reimbursement”) prior to making any distributions pursuant to Section 4.1.  Such Common Investor Reporting Reimbursement shall be paid to the Common Investor on or before December 31, of each calendar year.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[Remainder of page intentionally left blank; signatures follow]

BREA’s Signature Page for Limited Liability Company Agreement
for BRE/SW Portfolio LLC
effective as of the date and year first above written

BREA:

BRE/SW MEMBER LLC,
a Delaware limited liability company

By:           /s/ David Roth
Name:           David Roth
Title:              Managing Director

Address:

c/o The Blackstone Group
345 Park Avenue
New York, New York  10154
Attention:   Mr. David Roth
Telephone:                    (212) 583-5885
Facsimile:                      (212) 583-5202

With Copy To:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Gregory J. Ressa
Telephone:                    (212) 455-7430
Facsimile:                      (312) 455-2502

ESC’s Signature Page for Limited Liability Company Agreement
for BRE/SW Portfolio LLC
effective as of the date and year first above written

ESC:

EMERITUS CORPORATION,
a Washington corporation

By:           /s/ Eric Mendelsohn
Name:           Eric Mendelsohn
Title:              SVP Corporate Development

Address:

3131 Elliott Avenue, Suite
Seattle, Washington  98121
Attention:   Eric Mendelsohn
Telephone:                    (206) 301-4493
Facsimile:                      (206) 357-7388

With Copy to:

Riddell Williams P.S.
1001 Fourth Avenue, Suite 4500
Seattle, WA 98154
Attention: David D. Buck
Telephone:                    (206) 389-1581
Facsimile:                      (206) 389-1708

Columbia’s Signature Page for Limited Liability Company Agreement
for BRE/SW Portfolio LLC
effective as of the date and year first above written

COLUMBIA:

CPDF II, LLC,
a Washington limited liability company

By:           Columbia Pacific Advisors LLC, a Washington limited liability company, its manager

By:           /s/ Alexander Washburn
Name:           Alexander Washburn
Title:             Manager
Address:

c/o Columbia Pacific Management, Inc.
1910 Fairview Avenue, Suite 202
Seattle, WA  98102
Attention:   Stan Baty
Telephone:                    (206) 728-9063
Facsimile:                      (206) 728-9327

With Copy to:

Sidley Austin LLP
787 Seventh Avenue
21st Floor
New York, New York 10019
Attention: Robert L. Boyd, Esq.
Telephone: (212) 839-7352
Fax: (212) 839-5599

Common Investor’s Signature Page for Limited Liability Company Agreement
for BRE/SW Portfolio LLC
effective as of the date and year first above written

Common Investor:

SUNWEST ROLLOVER MEMBER LLC

By:           /s/ Michael A. Grassmueck
Name:            Michael A. Grassmueck
Title:               Manager

Address:

Post Office Box 3649
Portland, OR 97208-5248

With Copy to:

____________________________
____________________________
____________________________

Preferred Investor’s Signature Page for Limited Liability Company Agreement
for BRE/SW Portfolio LLC
effective as of the date and year first above written

Preferred Investor:

SUNWEST ROLLOVER MEMBER LLC

By:           /s/ Michael A. Grassmueck
Name:            Michael A. Grassmueck
Title:              Manager

Address:

Post Office Box 3649
Portland, OR 97208-5248

With Copy to:

____________________________
____________________________
____________________________

Limited Liability Company Agreement

BREA Emeritus LLC

EXHIBITS

A – Intentionally Omitted

B – Properties

C – Existing Competing Projects

D – Certain IRR Deficiency Calculations

E – Certain Obligations of Administrative Member

F – Form of Property Management Agreement

G – Certain Tax and Accounting Matters

H – Form of Management Rights Letter

ANNEX A – Terms of Class A Preferred Units

SCHEDULE A –                                Board Members

SCHEDULE 4.6A-1                           Contributed Properties

SCHEDULE 4.6A-2                          Allowed Investor Claims (by Property & Common Investor Member / Preferred Investor Member)

EXHIBIT “A”

Intentionally Omitted

EXHIBIT “B”

PROPERTIES

Properties Acquired (as of August 5, 2010) Absaroka
Alpine Court
Alpine Springs
Azalea Gardens
Big Sky
Brentmoor
Briarwood
Brookside
Buckingham Estates
Canterbury Court
Canterbury Gardens
Canyonview Estates
Cedar Ridge
Century Fields
Champlin Shores
Chandler Place
Chehalem Springs
Chesterley Court
Chesterley Meadows
Chris Ridge
Churchill
Cliff View
Cordova Estates
Cottage Village
Cougar Springs
Court At Clifton Park/Beacon Pointe/Willow Trace
Court At Greece/Crimson Ridge Gardens/Harvest Glen
Court At Orchard Park/Quaker'S Landing
Courtyard Gardens
Culpepper Place
Dry Creek
Eagle Cove
Eagle Meadows
Eden Estates
Emerald Estates
Emerald Pointe
Fishers Landing

Flint River
Fox River
Georgian Place
Glendale Place
Grayson View-Selinsgrove
Hawthorne Inn At Greenville
Hawthorne Inn At Hilton Head
Heartland Park
Heritage Place
Hermiston Terrace
Heron Pointe
Hillside
Holiday Lane Estates
Lake Pointe
Lake Springs
Lake Springs Cottages
Lakeside
Lakeside Cottages
Lassen House
Laurel Gardens
Lavilla
Legacy Crossing
Legacy Gardens
Lexington Gardens
Magnolia Gardens
Manchester House
Manor House
Maplewood
Meadowlark
Medallion
Minnetonka
Monroe House
Montclair Park
Moses Lake
Mountain Laurel
Mountain View-Ashland
Northpark Place
Northridge
Oak Tree Village
Oakridge
Orchard Glen
Osprey Court
Oswego Springs

Palm Meadows Court
Paradise Valley
Park Avenue Estates
Park Place-Or
Parkway Village
Peridot
Plaza On The River
Quail Hollow
Remington House
River Valley Landing
Rose Terrace
Rose Valley
Rosemont At Clearlake
Sandia Springs
Sellwood Landing
Sequoia Springs
Spring Arbor
Spring Creek Gardens
Spring Estates
Spring Mountain
Spring Pointe
Spring Village
Statesman Club
Stone Mountain
Stonebridge
Sugarland Ridge
Sunrise Creek
Sunshine Village
Sweetwater Springs
Terrace At Bluegrass
Terrace At Jasper
Terrace At Riverstone
Terrace At Woodstock
The Cottages
The Heritage
The Oaks
The Palms
Villa Del Rey
Village At Greece/CRM
Waterford In Bellevue
West Park Place
Willow Ridge
Windfield Village

Woodstock Estates
Woodside Village

Apple Ridge
Chestnut Lane
Plaza at Sun Mountain
Rose Valley Cottages
Spring Meadow Cottages
Spring Meadow Retirement
Willows at Sherman

Deferred Properties
Cambridge Place
Carriage Inn
Crown Pointe
Eldorado Heights
Englewood Heights
Heron Pointe Cottages
Necanicum Village
Orchard Park
Palm Meadows Village
Peachtree Village-Ga
River Road
Sequoia Springs Cottages
Apple Ridge
Chestnut Lane
Plaza at Sun Mountain
Rose Valley Cottages
Spring Meadow Cottages
Spring Meadow Retirement
Willows at Sherman

Deferred Properties
Cambridge Place
Carriage Inn
Crown Pointe
Eldorado Heights
Englewood Heights
Heron Pointe Cottages
Necanicum Village
Orchard Park
Palm Meadows Village
Peachtree Village-Ga
River Road
Sequoia Springs Cottages

EXHIBIT “C”

EXISTING COMPETING PROJECTS

EXHIBIT “D”

CERTAIN IRR DEFICIENCY CALCULATIONS

This Exhibit describes the internal rate of return calculation contemplated by Section 4.1 of the limited liability company agreement (this “Agreement”) to which this Exhibit is attached and of which this Exhibit forms a part.  Except as otherwise indicated in this Exhibit, each capitalized term used herein shall have the meaning given to the same elsewhere in this Agreement.

A. CERTAIN DEFINITIONS.

“Contributions” means the sum of all contributions made under this Agreement by BREA, Columbia or the Common Investor, as applicable, to the Company on or after Time 0 (including, without duplication, those contributions pursuant to Section 3.1A(2) which are deemed to have been made on Time 0). If an escrow is used or advances are made by BREA or an affiliate prior to the date the Properties are acquired by the Company (or any Company Subsidiary) and later treated as, or credited against, BREA’s contributions, then Contributions shall be deemed made on the date amounts are so deposited into escrow or advanced.

“Distributions” for a particular IRR Rate means all distributions made to BREA, Columbia or the Common Investor, as applicable (excluding any Priority Tax Distributions), under the applicable subsections of Section 4.1 on or after Time 0.  The applicable subsections are as follows:  if the IRR Rate is 15% per annum, then the applicable subsection is 4.1B; if the IRR Rate is 20% per annum, then the applicable subsections are 4.1B and 4.1C; and if the IRR Rate is 25% per annum, then the applicable subsections are 4.1B, 4.1C and 4.1D.

“IRR Rate” means 15% per annum, 20% per annum or 25% per annum, as applicable

“Time 0” means the date the Properties are acquired by the Company (or any Company Subsidiary).  However, if an escrow is used or BREA or an Affiliate otherwise advanced funds for the Company prior to the date the Properties are acquired by the Company (or any Company Subsidiary) (e.g., for a portion of a deposit), then Time 0 shall mean the date BREA or such Affiliate deposits funds in such escrow or makes such advance.

B. DEFINITION AND CALCULATION OF IRR DEFICIENCY.  With respect to the applicable IRR Rate, the “IRR Deficiency” as of any particular date means the amount by which (1) the future value as of such date at such IRR Rate, compounded annually, of all Contributions made on or before such date (which shall include both such Contributions themselves and an annually compounded return on such Contributions using such IRR Rate), exceeds (2) the future value (as of such date) at such IRR Rate, compounded annually, of all Distributions for such IRR Rate (excluding, however, any Distribution to be made on such date and with respect to which such calculation is being made) made on or before such date (which shall include both such Distributions themselves and an annually compounded return on such Distributions using such IRR Rate).  The “15% IRR Deficiency” is the IRR Deficiency using an IRR Rate of 15% per annum, the “20% IRR Deficiency” is the IRR Deficiency using an IRR Rate of 20% per annum, and the “25% IRR Deficiency” is the IRR Deficiency using an IRR Rate of 25% per annum.

EXHIBIT “E”

CERTAIN OBLIGATIONS OF ADMINISTRATIVE MEMBER

Subject to Section 5.1, Administrative Member’s responsibilities include:

•	Maintain/manage or cause to be maintained and managed at company expense LLC level documentation and procedures

•
Preparing an Operating Budget and Capital Budget) for BREA’s review and approval at least forty-five (45) days prior to commencement of each calendar year and making such changes thereto as the Members may approve

•	Coordinating and facilitating and/or causing the preparation of financial and operational reports, disclosures and statements required under the terms of any loan documents at company expense.

•	Monitor lender relationship

•	Prepare distribution recommendations

•	Prepare and deliver capital calls for approval

PROPERTY OPERATIONS

•
Determine and recommend to the Company and each Company Subsidiary most effective manner for property operations including internal management, third-party property management, third-party facilities management

•	Oversee third-party property, facilities, and/or financial managers, if any

INSURANCE

Administrative Member shall cause the Company and the Company Subsidiaries, at a minimum, to obtain and maintain, without interruption, the insurance or self insurance coverages stipulated hereunder for the benefit of the Company and the Company Subsidiaries and each Member, but only to the extent of such party’s interest in the Property:

(a) Property.  The Company or the applicable Company Subsidiary shall, at a minimum, obtain and maintain, without interruption, the insurance coverages stipulated hereunder for the benefit of the Company and the applicable Company Subsidiary and each Member, but only to the extent of such party’s interest in the Property:

(i) Replacement Cost.  The Property shall be insured on a Full Replacement Cost basis.  Full Replacement Cost is defined as the cost of replacing all improvements, together with appurtenances and betterments in compliance with prevailing building codes, without deduction for physical depreciation thereof, at the time of replacement of the Property, following a loss.  If the Property is vertically improved, full Replacement Cost shall be determined by an appraisal made at least once every three (3) years, by an appraiser, appraisal company or insurance company.  The value so determined shall be binding and conclusive.  The policy shall further provide that, in the event of a total or constructive total loss, the Company and the applicable Company Subsidiaries shall not be unreasonably restricted from applying the proceeds to the re-building of the improvements at such other location as the Company and the applicable Company Subsidiaries shall elect.  The Property shall be insured on an All Risk basis, and such policy shall include coverage for losses due to the peril of windstorm.  The policy shall be endorsed to provide coverage for demolition and increased cost of construction to conform to local ordinance.

(ii) Rent Loss/Business Interruption.  If applicable, the Company or the applicable Company Subsidiary shall maintain, after substantial completion of the improvements, rent loss/business interruption insurance sufficient to prevent the Company and the applicable Company Subsidiaries from being a coinsurer under the terms of the policy, and in an amount equal to either twelve months’ projected gross income from the Property, or for the length of time it would take to demolish and rebuild all improvements.

(iii) Builder’s Risk.  During the period of any construction, repair, renovation, restoration or replacement of the improvements or the Property, the Company or the applicable Company Subsidiary shall obtain and maintain a completed value “All Risk” Builder’s Risk policy in an amount equal to one hundred percent (100%) of the replacement cost of the Property.  Coverage should include, but not be limited to, collapse, soft costs, transit, earthquake, flood, windstorm, off-site storage, expediting expenses, demolition and increased cost of construction (for renovation and/or additions to existing structures), water damage, permission for partial occupancy, and automatic reinstatement.  The policy is to be written on a non-reporting basis, and in an amount not less than the total value of the Property (less the value of such uninsurable items as land, site preparation, grading, paving, parking lots).  The coverage may be provided as an extension to the property policy in force if the requirements herein are satisfied, subject to approval by the Members.

(iv) Flood.  If at any time the Property is in an area that has been identified by the Federal Insurance Administration as having special flood and/or mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, the Company or the applicable Company Subsidiary shall purchase and maintain a flood insurance policy.  In the event that the Property is in an area identified as subject to flood and/or mudslide hazards, the Company or the applicable Company Subsidiary shall obtain a certificate or letter stating that the Property is insured for losses arising out of these perils.

(v) Earthquake.  If the Property is in an area identified by any governmental, engineering or any hazard underwriting agencies as being subject to the peril of earthquake, with a Maximum Probable Loss (MPL) of between ten percent (10%) and twenty percent (20%), the Company or the applicable Company Subsidiary shall obtain earthquake insurance equal to fifty percent (50%) of the replacement cost of the Property.

(b) Liability.

(i) the Company shall obtain and maintain Commercial General Liability insurance on the broadest forms available for similar risks, written on an “occurrence policy form,” against all claims for bodily injury, disease or death, property damage, personal injury and contractual liability (deleting any exclusion restricting coverage for contractual obligations for claims occurring on, in or about the Property and adjoining premises, explosion, collapse, and underground property damage) in an amount of not less than $1,000,000 arising out of any one occurrence.  Such insurance may be provided under a primary and an umbrella policy or policies.  If liability coverage for the Property is included under any blanket policy written on an aggregate form, then the annual aggregate limit of insurance must not be less than $1,000,000.  The policy shall be endorsed to include the Company, each Company Subsidiary and each Member as an additional insured subject to the benefits stipulated under subsection (i)(v) hereof.

(ii) During any period of construction, repair, restoration, renovation or replacement of the Property, the Company or the applicable Company Subsidiary shall cause the general contractor to maintain commercial liability insurance (or the Company’s and contractor’s protective liability insurance in the name of the Company, each Company Subsidiary and each Member), with extension for, but not limited to, products/completed operations, with limits of not less than $5,000,000 per occurrence.  The Company or the applicable Company Subsidiary shall also cause the general contractor to require its subcontractors of any tier to provide confirmation of commercial liability coverage (including products/completed operations, if applicable) with a limit of not less than $1,000,000.  The general contractors and the subcontractors shall have the Company and each Company Subsidiary included on the insurance required herein as additional insureds.

(c) Workers’ Compensation.  The Company and each Company Subsidiary will maintain Workers’ Compensation and Employer’s Liability insurance, or their equivalent, for all its employees (if any), and will cause any of its agents, contractors and subcontractors of any tier to maintain similar insurance for all their respective employees, to the fullest extent required under the laws of the jurisdiction in which the Property is located.

(d) Errors and Omission.  The Company and each Company Subsidiary will cause any professional consultants, including architects and engineers, to maintain coverage in limits of not less than $1,000,000.

(e) Other Insurance.  In addition to the above, the Company and each Company Subsidiary shall maintain all insurance, Directors and Officers Insurance and surety and fidelity bonds in amounts and for such periods that are deemed to be prudent, or are customarily maintained by persons or entities operating properties of like kind, construction and occupancy in the locality of the Property.

(f) All Insurance.  Unless specified on any of the policies required above, and such specification is reciprocated on other corresponding policies, all insurance required herein will be primary and not excess over, contributory or participating with any other insurance carried by individual Members or their respective affiliates or agents.

(g) Other Requirements With Respect to Insurance.  The following provisions shall apply with respect to all insurance coverage required above:

(i) Insurance Companies:  All insurance required herein shall be issued by insurance companies of recognized good standing, with a rating of at least A in Best’s Key Rating Guide, and must be licensed to do business in the state in which the Property is located.  Coverage under blanket policies may be extended by endorsements provided the insurers meet the requirements stipulated herein.  Each policy shall not have more than a commercially reasonable deductible for any occurrence, except for mandatory deductibles where required under local regulations, or when required by insurers for specific catastrophic perils.

(ii) Evidence of Insurance:  The Company and each Company Subsidiary shall obtain, before the expiration date of each such policy, certificates or binders evidencing such insurance, or endorsements, thereof acceptable to BREA.

(iii) Cancellation:  The Company and each Company Subsidiary shall within 30 days notify each Member of any cancellation of, non-renewal, or such material change as may adversely affect any insurance policy or coverage in force.  Each policy shall contain a provision obligating the insurer to send at least thirty (30) days’ prior written notice to each Member and any party included as an additional insured or loss payee notifying them of the intent to cancel or make such change, and that any loss otherwise payable to them thereunder shall be paid notwithstanding any act or negligence on their part or that of the Company or any Company Subsidiary which might, absent such provision, result in a forfeiture of all or part of such insurance payment.

(iv) Separate Insurance:  Without the prior written consent of the BREA, ESC and Columbia, neither the Company nor any Company Subsidiary shall purchase separate insurance concurrent in form or contributing in the event of loss, with the insurance required hereunder.

(v) Payment of Premium:  The Company and each Company Subsidiary shall be solely responsible for, and promptly pay when due, any and all premiums on all such insurance to be carried by the Company and each Company Subsidiary.

(vi) Waiver of Subrogation:  The Members, the Company and each Company Subsidiary waive any claims against one another with respect to the insurance actually carried to the extent of the proceeds realized from such insurance coverage.

GENERAL

•	Conducting or causing to be conducted the day-to-day business and affairs of the Company in accordance with the Requirements, including all matters which do not constitute Major Decisions

•	Implementing the Major Decisions of the Company

•	Monitoring and supervising the performance of the Property

•
Paying approved expenses, including principal and interest payments under the Project Financing and all taxes, assessments and other impositions applicable to the Property payable by the Company or any Company Subsidiary

•
Executing on behalf of and in the name of the Company or the applicable Company Subsidiary all agreements that do not constitute Major Decisions that are required for the day-to-day operations of the business of the Company and each Company Subsidiary

•	Suing, prosecuting, settling or compromising all claims by or against third parties subject and in accordance with the Requirements

•	Requiring contractors providing services in connection with the Property to maintain adequate insurance and, to the extent reasonably appropriate, sufficient bonds and similar items

•	Protecting and preserving the title and interest of the Company, each Company Subsidiary and their respective assets

•	Filing all disclosure documents related to the Property required by law and taking any other actions necessary or advisable in order to comply with the Requirements

•	Performing all business functions and otherwise operating and managing the Property in accordance with the Requirements

•	Overseeing third party providers’ services to ensure that Property is managed to yield optimal returns

•	Performing such other duties as may be reasonably requested from time to time by BREA

*   *   *

EXHIBIT “F”

FORM OF MANAGEMENT AGREEMENT

EXHIBIT “G”

CERTAIN TAX AND ACCOUNTING MATTERS

ARTICLE I  DEFINITIONS.

Capitalized terms used in this Exhibit have the meanings set forth below or in the Section of this Exhibit referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Exhibit.  All terms defined in this Article I in the singular have the same meanings when used in the plural and vice versa.  Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles.  References to Sections and Articles refer to sections and articles of this Exhibit, unless the context requires otherwise.  Capitalized terms that are not defined in this Exhibit shall have the meaning ascribed to them in the Amended and Restated Limited Liability Company Agreement to which this Exhibit is attached (the “LLC Agreement”).

Section 1.1 “Adjusted Capital Account Deficit” means with respect to any Member, the negative balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, determined after giving effect to the following adjustments:  (a) credit to such Capital Account any portion of such negative balance which such Member (i) is treated as obligated to restore to the Company pursuant to the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or (ii) is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

Section 1.2 “Book Gain” or “Book Loss” means the gain or loss recognized by the Company for Code Section 704(b) book purposes in any Fiscal Year by reason of the sale or other disposition of any of the assets of the Company.  Such Book Gain or Book Loss shall be computed by reference to the Carrying Value of such property or assets as of the date of such sale or disposition (determined in accordance with Section 1.5), rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to “gain” or “loss” shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

Section 1.3 “Capital Account” has the meaning ascribed thereto in Section 2.1.

Section 1.4 “Capital Contribution” means, with respect to any Member, the amount of money and the fair market value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such Member.

Section 1.5 “Carrying Value” means (a) with respect to property contributed to the Company by a Member, the fair market value of such property, as determined in good faith by BREA, reduced (but not below zero) by all Depreciation with respect to such property charged to the Members’ Capital Accounts and (b) with respect to any other property of the Company, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall, subject to Section 3.2E(2), be adjusted in accordance with Section 2.3 from time to time (including, without limitation, at such times provided in Section 2.3B) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company property, as deemed appropriate by BREA.

Section 1.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

Section 1.7 “Company Minimum Gain” has the meaning given to the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in a Company Minimum Gain, for a Company taxable year shall be determined in accordance with the rules of such Treasury Regulations.

Section 1.8 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes; provided, that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Carrying Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by BREA.

Section 1.9 “Economic Risk of Loss” has the meaning set forth in Treasury Regulations Section 1.752-2(a).

Section 1.10 “Fiscal Year” means the fiscal year of the Company, which shall be the same as its taxable year, as determined pursuant to Section 4.2.

Section 1.11 “Losses” has the meaning ascribed thereto in Section 2.2.

Section 1.12 “Member Nonrecourse Debt” has the meaning given to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

Section 1.13 “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

Section 1.14 “Member Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(i)(2).

Section 1.15 “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.16 “Nonrecourse Liabilities” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

Section 1.17 “Profits” has the meaning ascribed thereto in Section 2.2.

Section 1.18 “Qualified Organization” means any “qualified organization” within the meaning of Code Section 514(c)(9)(C).

Section 1.19 “Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

Section 1.20 “UBTI” means unrelated business taxable income as defined in Code Sections 512-514.

Section 1.21 “15% IRR Allocation” means, with respect to BREA and Columbia, as of any date, the amount, if any, by which (a) the sum of (i) the cumulative amount of Distributable Cash distributed to BREA, Columbia or the Common Investor (as applicable) pursuant to Section 4.1B of the LLC Agreement as of such date and (ii) the 15% IRR Deficiency (as defined in Exhibit “D”) as of such date exceeds (b) the aggregate amount of all Capital Contributions by BREA, Columbia and the Common Investor (as applicable) as of such date.

Section 1.22 “20% IRR Allocation” means, with respect to BREA and Columbia, as of any date, the amount, if any, by which (a) the sum of (i) the cumulative amount of Distributable Cash distributed to BREA, Columbia or the Common Investor (as applicable) pursuant to Section 4.1C of the LLC Agreement as of such date and (ii) the 20% IRR Deficiency (as defined in Exhibit “D”) as of such date exceeds (b) the 15% IRR Deficiency (as defined in Exhibit “D”) as of such date.

Section 1.23 “25% IRR Allocation” means, with respect to BREA and Columbia, as of any date, the amount, if any, by which (a) the sum of (i) the cumulative amount of Distributable Cash distributed to BREA, Columbia or the Common Investor (as applicable) pursuant to Section 4.1D of the LLC Agreement as of such date and (ii) the 25% IRR Deficiency (as defined in Exhibit “D”) as of such date exceeds (b) the 20% IRR Deficiency (as defined in Exhibit “D”) as of such date.

ARTICLE II  CAPITAL ACCOUNTS.

Section 2.1 General

.  “Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the following provisions:

(1)           to each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits allocated pursuant to Section 3.1A, any items in the nature of income or gain which are specially allocated to such Member pursuant to Article III, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member, in each case, as determined for Code Section 704(b) book purposes;

(2)           to each Member’s Capital Account there shall be debited the amount of cash and the Carrying Value of any property distributed to such Member pursuant to any provision of the LLC Agreement, such Member’s distributive share of Losses allocated pursuant to Section 3.1B, any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Article III, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

(3)           in the event all or a portion of a Member’s interest in the Company is transferred in accordance with the terms of the LLC Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest;

(4)           in determining the amount of any liability for purposes of this definition of Capital Account, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations; and

(5)           if the Members’ Common Percentages are adjusted pursuant to Section 3.3D of the LLC Agreement, then to the extent consistent with the requirements of Code Section 514(c)(9)(E), the Capital Account balances of the Members shall be adjusted so that they equal an amount such that if all of the Company’s property were sold for an amount of cash equal to its Carrying Value, all of the liabilities of the Company were satisfied according to their terms (except that if a nonrecourse liability exceeds the book value of the asset securing such liability such calculation shall be made assuming such asset were transferred to the lender in satisfaction of the liability), all Company Minimum Gain and Member Nonrecourse Debt Minimum gain were properly taken into account, and the net proceeds were distributed to the Members in accordance with the provisions of Section 4.1, all Capital Accounts would equal zero after such distribution.

Any other Company item which is required or authorized under Code Section 704(b) to be reflected in Capital Accounts shall be so reflected.  The Capital Account established for each Member shall at all times during the term of the Company be maintained in accordance with this Exhibit and the capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv).  If at any time during the term of the Company it is determined that the Capital Accounts shall not have so been maintained, the Capital Accounts shall be retroactively adjusted to conform to such requirements.

Section 2.2 Profits and Losses.  “Profits” and “Losses” means, for purposes of computing the amount of Profits or Losses to be reflected in the Members’ Capital Accounts, for each Fiscal Year or other period for which allocations to Members are made, an amount equal to the Company’s “overall partnership income” (in the case of Profits) or “overall partnership loss”

(in the case of Losses) for such period determined in accordance with federal income tax principles and with “overall partnership income” and “overall partnership loss” being defined in Treasury Regulations Section 1.514(c)-2(c)(1), but excluding in such calculation items specially allocated under Article III and disregarded in the determination of “overall partnership income” or “overall partnership loss” under Treasury Regulations Section 1.514(c)-2(d) or (g), with the following adjustments:

(1)           any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this provision shall be added to such taxable income or loss;

(2)           any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this provision, shall be subtracted from such taxable income or loss;

(3)           in the event the Carrying Value of any Company asset is adjusted pursuant to this Exhibit, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses, and shall be allocated in accordance with the provisions of Section 3.1;

(4)           Book Gain or Book Loss from the sale or other disposition of any Company asset shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition;

(5)           in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed as provided in this Exhibit;

(6)           to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in Liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Company asset) or loss (if the adjustment decreases the basis of the Company asset) from the disposition of the Company asset and shall be taken into account for purposes of computing Profits or Losses; and

(7)           notwithstanding any other provision of this Section 2.2, any items specially allocated pursuant to Section 3.3, 3.4 or 3.6 shall not be taken into account in computing Profits and Losses.

(8)           If the Company’s taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profits for such Fiscal Year or other period; and if a negative amount, such amount shall be the Company’s Losses for such Fiscal Year or other period.

Section 2.3 Adjustments to Carrying Values

A.           Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 2.3B, the Carrying Value of each Company asset shall be adjusted upward or downward to reflect any Book Gain or Book Loss attributable to such Company asset, as of the times of the adjustments provided in Section 2.3B hereof, as if such Book Gain or Book Loss had been recognized on an actual sale of each such Company asset and allocated pursuant to Section 3.1.

B.           Unless the Members otherwise agree, such adjustments shall be made as of any of the following times:  (i) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; (iii) in connection with the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or in anticipation of being a Member; and (v) under generally accepted industry accounting practices within the meaning of Treasury Regulations Section 1.704-l(b)(2)(iv)(f)(5).

C.           In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of each Company asset distributed in kind shall be adjusted upward or downward to reflect any Book Gain or Book Loss attributable to such Company asset, as of the time such asset is distributed.

Section 2.4 No Liability for Capital.  No Member shall have any liability for the return of the Capital Contribution of any other Member.

ARTICLE III   ALLOCATION OF PROFITS, LOSSES AND DEDUCTIONS FOR BOOK AND TAX PURPOSES.

Section 3.1 Allocations of Profits and Losses

A. Except as otherwise provided in this Article III, Profits for each Fiscal Year shall be allocated as follows:

(1) First, to BREA, ESC, Common Investor, and Columbia in accordance with their respective relative Common Percentages, until the aggregate amount of Profits allocated to BREA pursuant to this Section 3.1A(1) for the current and all previous Fiscal Years is equal to the aggregate amount of Losses allocated to BREA pursuant to Section 3.1B(5) for all previous Fiscal Years;

(2) Second, to BREA, ESC, Common Investor and Columbia in accordance with their respective relative Common Percentages, until the aggregate amount of Profits allocated to BREA, Columbia and Common Investor pursuant to this Section 3.1A(2) for the current and all previous Fiscal Years is equal to the sum of:  (i) BREA’s 15% IRR Allocation, Columbia’s 15% IRR Allocation and the Common Investor 15% IRR Allocation as of end of the Fiscal Year for which the allocation under this Section 3.1A(2) is being made and

(ii) the aggregate amount of Losses allocated to BREA, Columbia and the Common Investor pursuant to Section 3.1B(4) for all previous Fiscal Years;

(3) Third, (a) 15% to ESC and (b) the balance to BREA, ESC, Common Investor and Columbia in accordance with their respective relative Common Percentages until the aggregate amount of Profits allocated to BREA, Columbia and Common Investor pursuant to this Section 3.1A(3) for the current and all previous Fiscal Years is equal to the sum of:  (i) BREA’s 20% IRR Allocation, Columbia’s 20% IRR Allocation and the Common Investor 20% IRR Allocation as of end of the Fiscal Year for which the allocation under this Section 3.1A(3) is being made and (ii) the aggregate amount of Losses allocated to BREA, Columbia and the Common Investor pursuant to Section 3.1B(3) for all previous Fiscal Years;

(4) Fourth, (a) 20% to ESC and (b) the balance to BREA, ESC, Common Investor and Columbia in accordance with their respective relative Common Percentages until the aggregate amount of Profits allocated to BREA, Common Investor and Columbia pursuant to this Section 3.1A(4) for the current and all previous Fiscal Years is equal to the sum of:  (i) BREA’s 25% IRR Allocation, Columbia’s 25% IRR Allocation and Common Investor’s 25% IRR Allocation as of end of the Fiscal Year for which the allocation under this Section 3.1A(4) is being made and (ii) the aggregate amount of Losses allocated to BREA, Columbia and the Common Investor pursuant to Section 3.1B(2) for all previous Fiscal Years; and

(5) Fifth, (a) 25% to ESC and (b) the balance to BREA, ESC, Common Investor and Columbia in accordance with their respective relative Common Percentages.

B. Except as otherwise provided in this Article III, Losses for each Fiscal Year shall be allocated to the Members as follows:

(1) First, to BREA, ESC, Common Investor and Columbia (pro rata in accordance with the amount of Losses allocable to BREA, ESC, Common Investor and Columbia for such Fiscal Year pursuant to this Section 3.1B(1)), until the aggregate amount of Losses allocated to each of BREA, ESC, Common Investor and Columbia pursuant to this Section 3.1B(1) for the current and all previous Fiscal Years is equal to the aggregate amount of Profits allocated to each of BREA, ESC, Common Investor and Columbia pursuant to Section 3.1A(5) for all previous Fiscal Years;

(2) Second, to BREA, ESC, Common Investor and Columbia (pro rata in accordance with the amount of Losses allocable to BREA, ESC, Common Investor and Columbia for such Fiscal Year pursuant to this Section 3.1B(2)), until the aggregate amount of Losses allocated to each of BREA, ESC, Common Investor and Columbia pursuant to this Section 3.1B(2) for the current and all previous Fiscal Years is equal to the aggregate amount of Profits allocated to each of BREA, ESC, Common Investor and Columbia pursuant to Section 3.1A(4) for all previous Fiscal Years;

(3) Third, to BREA, ESC, Common Investor and Columbia (pro rata in accordance with the amount of Losses allocable to BREA, ESC, Common Investor and

Columbia for such Fiscal Year pursuant to this Section 3.1B(3)), until the aggregate amount of Losses allocated to each of BREA, ESC, Common Investor and Columbia pursuant to this Section 3.1B(3) for the current and all previous Fiscal Years is equal to the aggregate amount of Profits allocated to each of BREA, ESC, Common Investor and Columbia pursuant to Section 3.1A(3) for all previous Fiscal Years;

(4) Fourth, to BREA, ESC, Common Investor and Columbia (pro rata in accordance with the amount of Losses allocable to BREA, ESC, Common Investor and Columbia for such Fiscal Year pursuant to this Section 3.1B(4)), until the aggregate amount of Losses allocated to each of BREA, ESC, Common Investor and Columbia pursuant to this Section 3.1B(4) for the current and all previous Fiscal Years is equal to the aggregate amount of Profits allocated to each of BREA, ESC, Common Investor and Columbia pursuant to Section 3.1A(2) for all previous Fiscal Years; and

(5) Fifth, any remaining Losses shall be allocated to BREA, ESC, Common Investor and Columbia in accordance with their respective relative Common Percentages.

C. Notwithstanding anything to the contrary contained in this Exhibit, if a Termination Notice becomes effective, the percentages in Section 3.1A(3)(a), Section 3.1A(4)(a) and Section 3.1A(5)(a) of this Exhibit shall be reduced to zero.

D. From and after a BREA Sale (as defined in Section 4.5 of the LLC Agreement), (i) each BREA Transferee shall be allocated its Common Percentage of all Profits and Losses and (ii) all remaining Profits and Losses shall then be allocated to BREA, ESC, Common Investor and Columbia pursuant to Sections 3.1A and 3.1B.

Section 3.2 Tax Allocations

A. Except as otherwise provided in this Section 3.2, items of Company income, gain, loss and deduction shall be determined in accordance with Code Section 703, and the Members’ distributive shares of such items for purposes of Code Section 702 shall be determined according to their respective shares of Profits or Losses to which such items relate.

B. Subject to Section 3.2E(2), items of Company taxable income, gain, loss and deduction with respect to any Company property contributed by a Member shall be allocated among the Members in accordance with Code Section 704(c), as determined by BREA, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Carrying Value.

C. If the Carrying Value of any asset of the Company is adjusted pursuant to the Company’s maintenance of Capital Accounts under Article II, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c), as determined by BREA.

D. Allocations pursuant to Sections 3.2A, 3.2B and 3.2C are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, distributions or other Company items pursuant to any provision of this Exhibit or the LLC Agreement.

E. Notwithstanding anything to the contrary in Exhibit or the LLC Agreement,

(1) without violating the requirements of Section 3.2E(2), all allocations under this Exhibit may be adjusted insofar as may be required in the judgment of BREA in order to minimize the recognition of UBTI by any Member which is (or has a direct or indirect owner which is) a Qualified Organization; provided, that no such adjustment that has a material adverse effect upon (i) Columbia or ESC shall be made without such Member’s consent or (ii) the Common Investor shall be made without the consent of the Common Investor; and

(2) notwithstanding Section 3.2E(1), all provisions under this Exhibit  and the LLC Agreement shall be adjusted insofar as may be required to meet the requirements of Code Section 514(c)(9)(E).

Section 3.3 Exceptions

A. Limitations.

(1) General Limitation.  Notwithstanding anything to the contrary contained in this Article III, no allocation of Losses (or of other items of loss, deduction or expense) shall be made to a Member which would cause such Member to have an Adjusted Capital Account Deficit.  If the limitation contained in the preceding sentence would apply to cause any Losses (or other items of loss, deduction or expense) to be unavailable for allocation to all Members, then such Losses (or other items of loss, deduction or expense) shall be allocated between or among those Members who do not have an Adjusted Capital Account Deficit in accordance with such Members’ interests in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3).  To the extent permitted by the Code and the Treasury Regulations and subject in all events to Section 3.2E(2), Losses (or other items of loss, deduction or expense) specially allocated pursuant to this Section 3.3 shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article III, so that the net amount of any items so allocated to each Member and the subsequent Profits and Losses allocated to such Member pursuant to this Article III shall, to the extent possible, be equal to the net amount that would have been allocated to such Member pursuant to the provisions of this Article III if such special allocation of Losses (or other items of loss, deduction or expense) had not occurred.

(2) Member Nonrecourse Deductions.  Notwithstanding anything to the contrary contained in this Article III, any Member Nonrecourse Deductions that are (in accordance with the principles set forth in Treasury Regulations Section 1.704-2(i)(2)) attributable to Member Nonrecourse Debt shall be allocated to the Member that bears the Economic Risk of Loss for such Member Nonrecourse Debt.  If more than one Member bears such Economic Risk of Loss, such Member Nonrecourse Deductions shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.  If more than one Member bears such Economic Risk of Loss for different portions of a Member Nonrecourse Debt, each such portion shall be treated as a separate Member Nonrecourse Debt.

B. Minimum Gain Chargebacks.

(1) Company Minimum Gain.  Except to the extent provided in Treasury Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if for any fiscal year there is a net decrease in Company Minimum Gain, before any other allocation pursuant to this Article III is made there shall be specially allocated to each Member items of Company income and gain for such fiscal year (and, if necessary, for subsequent years) equal to such Member’s share of the net decrease in Company Minimum Gain.  A Member’s share of the net decrease in Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(2).  The determination of the items of income and gain to be allocated pursuant to this Section 3.3B(1) shall be made in a manner consistent with the principles contained in Treasury Regulations Section 1.704-2(f)(6).  To the extent permitted by the Code and the Treasury Regulations and subject in all events to Section 3.2E(2), items of income or gain specially allocated pursuant to this Section 3.3B(1) shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article III, so that the net amount of any items so allocated to each Member and the subsequent Profits and Losses allocated to such Member pursuant to this Article III shall, to the extent possible, be equal to the net amount that would have been allocated to such Member pursuant to the provisions of this Article III if the special allocations of items of income or gain pursuant to this Section 3.3B(1) had not occurred.  This Section 3.3B(1) is intended to comply with the “minimum gain chargeback” requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2) Member Nonrecourse Debt Minimum Gain.  Except to the extent provided in Treasury Regulations Section 1.704-2(i)(4), if for any fiscal year there is a net decrease in Member Nonrecourse Debt Minimum Gain, before any other allocation pursuant to this Article III (other than an allocation required by Section 3.3B(1)) is made there shall be specially allocated to each Member that has a share of Member Nonrecourse Debt Minimum Gain at the beginning of such fiscal year items of Company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) equal to such Member’s share of such net decrease in Member Nonrecourse Debt Minimum Gain.  The determination of a Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain shall be made in a manner consistent with the principles contained in Treasury Regulations Section 1.704-2(i)(5).  The determination of the items of income and gain to be allocated pursuant to this Section 3.3B(2) shall be made in a manner consistent with the principles contained in Treasury Regulations Section 1.704-2(f)(6).  To the extent permitted by the Code and the Treasury Regulations and subject in all events to Section 3.2E(2), items of income or gain specially allocated pursuant to this Section 3.3B(2) shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article III, so that the net amount of any items so allocated to each Member and the subsequent Profits and Losses allocated to such Member pursuant to this Article III shall, to the extent possible, be equal to the net amount that would have been allocated to such Member pursuant to the provisions of this Article III if the special allocations of items of income or gain pursuant to this Section 3.3B(2) had not occurred.  This Section 3.3B(2) is intended to comply with the “partner nonrecourse debt minimum gain chargeback” requirement of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

Section 3.4 Qualified Income Offset

.  Notwithstanding anything to the contrary contained in this Article III, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible the deficit balance (if any) in its Capital Account (in excess of the sum of such Member’s share of Company Minimum Gain and such Member’s share of Member Nonrecourse Debt Minimum Gain) created by such adjustments, allocations or distributions.  To the extent permitted by the Code and the Treasury Regulations and subject in all events to Section 3.2E(2), items of income and gain specially allocated pursuant to this Section 3.4 shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article III, so that the net amount of any items so allocated to each Member and the subsequent Profits and Losses allocated to such Member pursuant to this Article III shall, to the extent possible, be equal to the net amount that would have been allocated to such Member pursuant to the provisions of this Article III if such unexpected adjustments, allocations or distributions had not occurred.  This Section 3.4 is intended to comply with the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Section 3.5 Intentionally Omitted

Section 3.6 Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to their respective relative Common Percentages.

Section 3.7 Allocation of Debt and Guarantee.

A.           In accordance with Section 1.752-2 of the Treasury Regulations, BREA will determine each Member’s share of the Company’s recourse liabilities (as defined in Section 1.752-1(a)(1) of the Treasury Regulations) based on the extent, if any, to which such Member bears the economic risk of loss (including through a guarantee of all or any portion of the Project Financing) with respect to such liabilities (as determined in accordance with Section 1.752-2 of the Treasury Regulations).

B.           BREA shall determine each Member’s share of the Company’s nonrecourse liabilities (as defined in Section 1.752-1(a)(2) of the Treasury Regulations) in accordance with the methodology set forth in Section 1.752-3 of the Treasury Regulations.  To the extent permissible under the Treasury Regulations, BREA intends to first allocate an excess nonrecourse liability to a Member up to the amount of built-in gain that is allocable to the Member on Section 704(c) property or property for which reverse Section 704(c) allocations are applicable where such property is subject to the nonrecourse liability to the extent that such built-in gain exceeds the gain described in Section 1.752-3(a)(2) with respect to such property.  The provisions of this Section 3.7B are intended to satisfy the requirements of Section 704 and 514 of the Code and shall be interpreted in accordance therewith for all purposes of this Agreement

C.           As of the date hereof and from time to time hereafter, the Common Investor (or to the extent required, each of the Rollover Investors (as defined in the Purchase & Contribution Agreement) who are members of the Common Investor (the “Indemnitor”) will be permitted to guarantee on a so called “bottom dollar basis” a portion of the Project Financing reasonably sufficient to maintain the tax basis of such Indemnitor pursuant to a guaranty agreement in form reasonably satisfactory to Administrative Member (a “Guarantee”).  The Administrative Member on behalf of the Company shall (i) deliver all Guarantees to the lender of the applicable Project Financing that is the subject of the Guarantee, (ii) use commercially reasonable efforts to cause such lender to acknowledge and accept such Guarantee and (iii) cause the Company to acknowledge and accept the indemnification obligations of the Indemnitor contained in such Guarantees.

D.           The Members acknowledge and agree that the Common Investor will bear economic risk of loss (within the meaning of Section 1.752-2 of the Treasury Regulations) with respect to that portion of the Project Financing so guaranteed and agree to treat such Guarantee consistently therewith for purposes of Section 1.752-2 of the Treasury Regulations and Section 3.7A, 3.7B and 3.7C.

ARTICLE IV  CERTAIN TAX AND ACCOUNTING MATTERS.

Section 4.1 Accounting Method.  Except as otherwise determined by BREA or required by law, the Company shall use the accrual method of accounting for both tax and financial reporting purposes.

Section 4.2 Taxable Year.  Except as otherwise determined by BREA or required by law, the taxable year of the Company shall end on the 31st day of December of each year.

Section 4.3 Withholding

A.           The Company is hereby authorized and directed by each Member to withhold from distributions or other amounts payable to such Member such amount or amounts as Administrative Member determines are required by the Code, the Treasury Regulations and/or applicable provisions of State tax law, and to remit such amount or amounts to the Internal Revenue Service and/or such other applicable State taxing authority at such time or times as may from time to time be required by the relevant taxing authority.  Any amount so withheld (as well as any tax imposed on the Company by reference to the status of a Member as a member of the Company) shall be treated for purposes of the LLC Agreement and this Exhibit as a distribution (or other payment, if applicable) by the Company to such Member.  If the Administrative Member determines at any time that the amount required to be withheld with respect to any Member exceeds the amount distributable (or other amount payable) to such Member at such time, such Member shall immediately make a cash contribution (or payment) to the Company equal to the amount of such excess, which amount, together with any amount actually withheld, shall be remitted by the Administrative Member to the relevant taxing authority or authorities.

B.           Each Member that is a “United States person” within the meaning of Code Section 7701(a)(30) shall deliver to the Company two duly executed copies of Internal Revenue Service Form W-9 (or such other certification as to such Member’s status as a “United States person” as may be required by the Treasury Regulations promulgated under Code Section 1446).  Each Member that is not a “United States person” within the meaning of Code Section 7701(a)(30) shall deliver to the Company two duly executed copies of Internal Revenue Service Form W-8BEN, W-8IMY, W-8ECI, or W-8EXP, as applicable (or such other certifications to such Member’s status as may be required by the Treasury Regulations promulgated under Code Section 1446).

Section 4.4 Partnership Status.  The Company shall be operated as a partnership for federal and state income tax purposes.  No Member shall take any position or action inconsistent with the classification of the Company as a partnership for federal income tax purposes.

Section 4.5 No Tax Confidentiality.  Notwithstanding anything to the contrary in the LLC Agreement or this Exhibit, each Member (and each employee, agent or representative of each Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable U.S. federal or state securities laws.

Section 4.6 Certain Transactions.  Administrative Member shall not knowingly cause the Company to engage directly or indirectly in a transaction that is a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).  If Administrative Member becomes aware that the Company has engaged directly or indirectly in a transaction that is a listed transaction or a “prohibited reportable transaction” as defined by Code Section 4965(e), it shall promptly notify the Members.

ARTICLE VLIQUIDATING DISTRIBUTIONS; DEFICIT FUNDING OBLIGATION.

Section 5.1 Liquidating Distributions.  Notwithstanding anything to the contrary contained in this Exhibit or in the LLC Agreement (but without intending to limit the payment direction under Section 3.3B of the LLC Agreement), in the event the Company is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made, in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2), to the Common Members in accordance with their respective positive Capital Account balances after giving effect to the penultimate sentence of this Section 5.1.  Subject to Section 3.2E(2), it is intended that such distributions will result in the Members receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Article IV of the LLC Agreement.  However, subject to Section 3.2E(2), if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profits and Losses (including items of gross income if required to fulfill the intent of this Section 5.1) will be reallocated among the Members for the Fiscal Year of the liquidation (and, if necessary, prior Fiscal Years) to cause the balances in the Members’ Capital Accounts to equal the intended amounts.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation.  Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Section 5.2 Deficit Restoration.  Notwithstanding anything to the contrary contained in this Exhibit or in the LLC Agreement, if ESC has a deficit balance in its Capital Account following the liquidation of its interest in the Company, as determined after taking into account all Capital Account adjustments for the Fiscal Year during which such liquidation occurs (other than those made pursuant to this Section 5.2), ESC shall be obligated to restore to the Company by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation) the lesser of (1) the amount of such deficit Capital Account balance, (2) the excess, if any, of the aggregate amount of Distributable Cash distributed to ESC pursuant to the Promote Clauses for the current and all prior Fiscal Years over the aggregate amount of reasonable and customary bonuses actually paid by ESC to any regional or divisional manager solely with respect to the Properties or (3) BREA’s 15% IRR Deficiency determined as if liquidating distributions were made without application of this Section 5.2, which amount shall, upon liquidation of the Company, be paid to creditors of the Company or distributed to the other Members in accordance with their positive Capital Account balances.

ARTICLE VICLOSING OF COMPANY’S BOOKS IN CONNECTION WITH ADMISSION OF NEW MEMBER OR TRANSFER OF MEMBER’S INTEREST.

Upon the effective date (the “Effective Date”) of the admission of a new Member into the Company or of a valid transfer of all or part of a Member’s interest in the Company pursuant to Article VI of the LLC Agreement, the books of the Company shall be closed in accordance with Section 706(d) of the Code, and consistent therewith:  (X) items of income, deduction, gain, loss and/or credit of the Company that are recognized prior to the Effective Date shall be allocated among those persons or entities who were Members in the Company prior to the Effective Date; and (Y) items of income, deduction, gain, loss and/or credit of the Company that are recognized after the Effective Date shall be allocated among the persons or entities who were Members after the Effective Date.

ARTICLE VII  TAX MATTERS PARTNER.

BREA shall be the “tax matters partner” of the Company as such term is defined in Code Section 6231(a)(7), and it shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code.

Exhibit “H”

FORM OF MANAGEMENT RIGHTS LETTER

__________ ___, 200_

The Property Owners Listed on Schedule I hereto (collectively, the “Owners”)

c/o [BRE/SW PORTFOLIO LLC]
_____________________
_____________________
_____________________

and

BRE/SW PORTFOLIO LLC

_____________________
_____________________
_____________________

BRE/SW Member LLC
c/o Blackstone Real Estate Advisors
345 Park Avenue, 32nd Floor
New York, New York 10154

Ladies and Gentlemen:

The Owners are direct or indirect wholly owned subsidiaries of [BRE/SW PORTFOLIO LLC] (the “Parent” and the Owners, each referred to herein as “Property Owners” or “Property Owner”).  [On the date hereof, the Owners are [acquiring] directly (and, in the case of Parent, indirectly through the Owners) the beneficial title of the property listed opposite the Owner’s name on Schedule A hereto (each referred to herein as the “Property”).]  In connection with such acquisition, each Property Owner hereby agrees that in addition to, and without prejudice to, or limitation on, any of the rights of BRE/SW Member LLC (the “Company”) with respect to its indirect interests in the Property Owner, the Company shall have the right to:

(i) receive copies of all reports relating to the management or development of the Property including management and development services provided by any property manager or other third party retained by the Property Owner;

(ii) periodically inspect the Property and make recommendations to the Property Owner relating to the management or development of the Property;

(iii) participate in any decisions with respect to the retention or the termination of the services of any property manager with respect to the Property;

(iv) consult with appropriate officers of the Property Owner in advance with respect to any significant management and development matters including, without limitation, the management, participatory and development rights retained by the Property Owner under that certain [Management Agreement] dated ________ __, 2009 by and among ______________ and the other entities listed on the signature pages thereof; and

(v) such other consultation and participation rights with respect to the Property as may be reasonably determined by the Company to be necessary to qualify as a “real estate operating company” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d) (a “REOC”).

The Property Owners agree to consider in good faith the recommendations of the Company hereunder in connection with the matters on which it is consulted as described above.

In the event the Company transfers all or any portion of its investment in the Property Owner to an affiliated entity that is intended to qualify as a REOC, such transferee shall be afforded the same rights with respect to the Property afforded to the Company hereunder.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

ANNEX A

TERMS OF CLASS A PREFERRED UNITS

As of August 5, 2010

Pursuant to Section 3.1C of the Limited Liability Company Agreement of BRE/SW Portfolio LLC (the “Company”) dated as of August 5, 2010 as amended, supplemented or modified (the “Agreement”), the Company hereby establishes an additional class of Company Interests designated and entitled the “Class A Preferred Units”, for issuance by the Company in accordance with the Agreement of Purchase and Sale, dated as of January 15, 2010, as amended, by and among the Company and the other parties thereto (the “Purchase & Contribution Agreement”).  Capitalized terms used in this Annex A and not otherwise defined herein shall have the meanings assigned in the Agreement.

A.           Number of Units and Issuance in the Merger.  The number of Class A Preferred Units available for issuance by the Company shall be 180,000.  On the Closing Date, Class A Preferred Units shall be issued by the Company to the Holder pursuant to the terms of the Purchase & Contribution Agreement.  The number of Class A Preferred Units is subject to adjustment pursuant to Section 11.20 of the Agreement.

B.           Rank.  Notwithstanding any provision of the Agreement, including any amendments made thereto after the date hereof, the Class A Preferred Units shall, with respect to rights to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank senior to both (a) all of the Company Interests in existence on the date of this Annex A other than the Class A Preferred Units created hereunder and (b) all Company Interests issued after the date of this Annex A (all of which are referred to collectively as “Junior Interests”).

C.           Distributions.

(i)           The Holder of then outstanding Class A Preferred Units shall be entitled to receive, cumulative preferential distributions of cash at the Preferred Rate on the Liquidation Preference of each Class A Preferred Unit (the “Preferred Return”).  Such Preferred Return shall accrue and be cumulative from the Closing Date and shall be payable quarterly in arrears on the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each March, June, September and December (each a “Distribution Payment Date”), commencing on the first such date after the Closing Date.  The period from and including the Closing Date to but excluding the first Distribution Payment Date, and each subsequent period from and including a Distribution Payment Date to but excluding the next succeeding Distribution Payment Date, is hereinafter called a “Distribution Period”.  The amount of any Preferred Return payable for any Distribution Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(ii)           No distributions on the Class A Preferred Units shall be authorized by BREA or paid or set apart for payment by the Company at such times as any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(iii)           The Holder of the Class A Preferred Units shall not be entitled to any distribution in excess of full cumulative distributions on the Class A Preferred Units as described above.  Any distribution authorized on the Class A Preferred Units shall first be credited against the earliest accumulated but unpaid Preferred Return due with respect to such distributions which remains payable.

D.           Allocations.  Notwithstanding anything contained in the Agreement to the contrary, including Exhibit G thereof, to the fullest extent permitted by applicable law, all amounts distributed to the Holder of the Class A Preferred Units pursuant to Section C above shall constitute guaranteed payments within the meaning of Section 707(c) of the Code. Allocations to Members other than the Holder shall be made among such other Members in accordance with Exhibit G of the Agreement.

E.           Liquidation Preference.

(i)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of Junior Interests, notwithstanding anything in the Agreement to the contrary, including Article XIII thereof, the Holder shall be entitled to receive and be paid out of the assets of the Company legally available for distribution to the Members pursuant to the Agreement an amount equal to the Liquidation Preference for each outstanding Class A Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to but excluding the date of payment (less any amounts paid to Holder as a Priority Tax Distribution on account of its Class A Preferred Units which have not previously been off-set by prior distributions).

(ii)           Intentionally Omitted.

(iii)           After payment of the full amount of the liquidating distributions to which they are entitled, the Holder, as such, will have no right or claim to any of the remaining assets of the Company, shall cease to be a Member in respect of such Class A Preferred Units and the Class A Preferred Units shall be deemed cancelled.

F.           Redemption at Holder’s Option for Cash.

(i)           Commencing on the date that is the 180 days after the fifth anniversary of the Closing Date (the “Put Commencement Date”), Holder shall have the right (the “Preferred Redemption Right”) to require the Company to redeem on the Preferred Redemption Date all or any portion of the Class A Preferred Units held by such Holder at a redemption price per Class A Preferred Unit equal to the Redemption Price in cash to be paid by the Company.  The Preferred Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Administrative Member by the Holder.  The Preferred Redemption Right shall only be available, and a Notice of Redemption in respect thereof may only be delivered (x) once per annum during the thirty calendar day period commencing on the Put Commencement Date and each anniversary of the Put Commencement Date and (y) within 30 days following the occurrence of an Event at a time when 25% of the aggregate Liquidation Preference of the Class A Preferred Units as of the date of this Annex A remain outstanding.

(ii)           In addition to the rights described in clause (i) above, in the event that BREA elects to sell the BREA Membership Interest either to the Administrative Member or to another Person within a Marketing Period pursuant to Section 10.2C, Holder shall have the right to require the Company to redeem on the closing date of the sale of the BREA Membership Interest, all, but not less than all, of the Class A Preferred Units held by such Holder at a redemption price per Class A Preferred Unit equal to the Redemption Price in cash to be paid by the Company.  The Preferred Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Administrative Member by the Holder within ten (10) Business Days of receipt of notice from BREA regarding the BREA Membership Sale.

(iii)           In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

(iv)           If notice of redemption of any Class A Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the Holder of any Class A Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accrue on such Class A Preferred Units and (B) on and after the applicable redemption date, such Class A Preferred Units shall be deemed to be no longer outstanding and all rights of the Holder of such Class A Preferred Units will terminate, except the right to receive the Redemption Price.

(v)           To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holder (A) shall have no further rights in respect of such Class A Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the Redemption Price and (B) shall no longer be a Member in respect of such redeemed Class A Preferred Units and (2) any redeemed Class A Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) representing such Class A Preferred Units shall have been received by the Company.

G.           Redemption at Company’s Option.

(i)           Commencing on the fifth anniversary of the Closing, BREA shall have the right, in its sole discretion and from time to time, to cause the Company (the “Company Redemption Right”) to redeem all or any portion of the Class A Preferred Units then outstanding, for a cash redemption price per Class A Preferred Units equal to the Redemption Price.  The Company shall exercise the Company Redemption Right by providing each record Holder not less than five days' nor more than 60 days' prior written notice of the applicable date of redemption.  Such notice shall include (1) the number of Class A Preferred Units to be redeemed from Holder, (2) the applicable Redemption Price, (3) the applicable date of redemption and (4) that distributions on the Class A Preferred Units to be redeemed shall cease to accrue on such redemption date.  No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class A Preferred Units except as to the Holder to whom notice was defective or not given.

(ii)           Intentionally Omitted.

(iii)           In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding Business Day.  If notice of redemption of any Class A Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the Holder of any Class A Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accrue on such Class A Preferred Units and (B) on and after the redemption date, such Class A Preferred Units shall be deemed to be no longer outstanding and all rights of the Holder of such Class A Preferred Units will terminate, except the right to receive the Redemption Price.

(iv)           To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holder redeemed pursuant to this section, (A) shall have no further rights in respect of such Class A Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the applicable Redemption Price, and (B) shall no longer be a Member in respect of such redeemed Class A Preferred Units and (2) any redeemed Class A Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) representing such Class A Preferred Units shall have been received by the Company.

H.           Allocation of Debt and Guarantee.  Holder shall have the same rights as to the allocation of debt and the opportunity to provide a Guarantee as provided to the Common Investor in Section 3.7 of Exhibit G.

I.           Voting Rights.

(i)           The Holder shall have no voting rights whatsoever on any matter relating to the Company, whether under the Act, at law, in equity or otherwise, except as required by any non-waivable provision of the law of the State of Delaware and as set forth in Section I(iii) below.

(ii)           So long as Class A Preferred Units with at least 25% of the aggregate Liquidation Preference of the Class A Preferred Units as of the date of this Annex A remain outstanding, the affirmative vote or consent of the Holder will be required to amend, alter or repeal the provisions of this Annex A, whether by merger or consolidation or otherwise (an “Event”), so as to either (a)  permit the Company to issue any class or series of Company Interests senior to or on a parity with the Class A Preferred Unit or (b) materially and adversely affect any other right, preference, privilege or voting power of the Class A Preferred Units with respect to this Annex A; provided however, that so long as the Class A Preferred Units remain outstanding with the terms thereof (including all rights provided for in this Annex A) materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed for purposes of clause (b) to materially and adversely affect such rights, preferences, privileges or voting power of Holder, and in such case Holder shall not have any voting rights with respect to the occurrence of such Event so long as no such vote would be required under either clause (a) or (b) above.  Holder shall not be entitled to vote with respect to (X) any amendment, supplement or modification of any term or provision of the Agreement or any Annex or Exhibit thereto, other than as expressly provided in the immediately preceding sentence, or (Y) the creation or issuance of any Junior Interests.  Except as set forth herein, Holder, whether in its capacity as a members of the Company or otherwise, shall not have any voting rights whatsoever, including any voting right that may otherwise arise under the Agreement, the Act, at law, in equity or otherwise, and the consent of the Holder shall not be required for any action, including the taking of any Company action, including an Event, regardless of the effect that such Company action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Class A Preferred Units.

(iii)           The foregoing voting provisions of Section I(ii) shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Class A Preferred Units shall have been redeemed or called for redemption upon proper notice pursuant to Section F or G and sufficient funds, in cash or securities, as applicable, shall have been deposited in trust to effect such redemption.

(iv)           In any matter in which the Holder may vote or act by written consent (as expressly provided herein or as may be required by any non-waivable provision of law), each Class A Preferred Unit shall be entitled to one vote.

J.           Defined Terms.

“Closing Date” shall mean the meaning ascribed to the term “Initial Closing Date” in the Purchase & Contribution Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means the prior written consent to do the act or thing for which the consent is required or solicited, which consent, if the person requiring to give such consent is an entity, shall be executed by a duly authorized officer or agent of the party granting such consent.

“Holder” means Preferred Investor, as holder of the Class A Preferred Units.

“Liquidation Preference” shall mean a $100.00 liquidation preference for each of the Class A Preferred Units, as such amount may be reduced by Priority Tax Distributions under the Agreement relating to the Class A Preferred Units; provided, however, for purposes of calculating the Preferred Return any reductions relating to Priority Tax Distributions shall not be taken into account.

“Notice of Redemption” shall mean a notice substantially in the form attached hereto as Exhibit A.

“Preferred Rate” means 6% per annum.

“Preferred Redemption Date” means the second to last Business Day of the fiscal quarter of the Company in which the Administrative Member receives the applicable Notice of Redemption pursuant to Section F hereof or, if the second to last Business Day of such fiscal quarter is less than 10 Business Days from the date on which the Administrative Member receives the applicable Notice of Redemption pursuant to Section F hereof, then the second to last Business Day of the next subsequent fiscal quarter of the Company.

“Redemption Price” means an amount per Class A Preferred Unit equal to the Liquidation Preference in respect of such Class A Preferred Unit, plus all accrued and unpaid distributions on such Class A Preferred Unit through the applicable date of redemption.

K.           Miscellaneous.

(i)           Exclusion of Other Rights.  The Holder shall not have any preferences or other rights, voting powers, restrictions, rights as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in this Annex A.

(ii)           Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(iii)           Severability of Provisions.  If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Class A Preferred Units set forth in the Agreement and this Annex A are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Class A Preferred Units set forth in the Agreement and this Annex A which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Class A Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

(iv)           No Preemptive Rights.  Holder shall not be entitled to any preemptive rights to subscribe for or acquire any unissued Company Interests (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire Company Interests.

(v)           Intentionally omitted.

(vi)           Agreement in Effect.  Except as amended or supplemented hereby, the Agreement shall remain in full force and effect.

(vii)           Governing Law.  This Annex A shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Exhibit A

Notice of Redemption

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) elects to redeem ________ Class A Preferred Units in BRE/SW Portfolio LLC in accordance with the terms of Annex A to the Amended and Restated Limited Liability Company, as amended, of BRE/SW Portfolio LLC. and the redemption right referred to in Section F thereof, and (ii) surrenders such Class A Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) directs that the Redemption Price (as determined by the Administrative Member) deliverable upon exercise of such redemption right pursuant to Section F thereof be delivered to the undersigned at the address specified below.

Dated:

[HOLDER]:

Address for payment:

___________________________
___________________________

SCHEDULE A

BOARD MEMBERS

Board of Directors:

1.  Jonathan Gray
2.  David Roth
3.  Ford Elsasser

Board Observers:

1.  Granger Cobb
2.  Stanley Baty

Schedule 4.6A-1

Contributed Properties

Absaroka

Alpine Court

Alpine Springs

Apple Ridge

Azalea Gardens

Big Sky

Brentmoor

Briarwood

Brookside

Buckingham Estates

Cambridge Place

Canterbury Court

Canterbury Gardens

Canyonview Estates

Carriage Inn

Cedar Ridge

Century Fields

Champlin Shores

Chandler Place

Chestnut Lane

Chris Ridge

Churchill

Cliff View

Cordova Estates

Cottage Village

Cottages The

Cougar Springs

Courtyard Gardens

Crown Pointe

Culpepper Place

Dry Creek

Eagle Cove

Eagle Meadows

Eden Estates

Eldorado Heights

Emerald Estates

Emerald Pointe

Englewood Heights

Fishers Landing

Flint River

Fox River

Georgian Place

Glendale Place

Graysonview Selinsgrove

Hawthorne Inn at Greenville

Hawthorne Inn at Hilton Head

Heartland Park

Heritage Place

Heritage The

Hermiston Terrace

Hillside

Lake Pointe

Lake Springs

Lake Springs Cottages

Lakeside

Lakeside Cottages

Lassen House

Laurel Gardens

LaVilla

Legacy Crossing

Legacy Gardens

Lexington Gardens

Magnolia Gardens

Manchester House

Manor House

Maplewood

Meadowlark

Medallion

Minnetonka

Monroe House

Montclair Park

Moses Lake

Mountain Laurel

Mountain View - Ashland

Necanicum Village

Northpark Place

Northridge

Oak Tree Village

Oakridge

Oaks The

Orchard Glen

Orchard Park

Osprey Court

Oswego Springs

Palm Meadows Court

Palm Meadows Village

Palms The

Paradise Valley

Park Avenue Estates

Park Place - Portland

Parkway Village

Peachtree Village - Georgia

Peridot

Plaza at Sun Mountain

Plaza on the River

Quail Hollow

Remington House

River Road

River Valley Landing

Rose Terrace

Rose Valley

Rosemont at Clearlake

Sandia Springs

Sellwood Landing

Sequoia Springs

Sequoia Springs Cottages

Spring Arbor

Spring Creek Gardens

Spring Estates

Spring Meadow Retirement

Spring Mountain

Spring Pointe

Spring Village

Statesman Club

Stonebridge

Stone Mountain

Sugarland Ridge

Sunshine Village

Sweetwater Springs

Terrace at Bluegrass

Terrace at Jasper

Terrace at Riverstone

Terrace at Woodstock

Waterford in Bellevue

West Park Place

Willows at Sherman

Willow Ridge

Windfield Village

Woodside

Woodstock Estates

Schedule 4.6A-2

Allowed Investor Claims (by Property & Common Investor Member / Preferred Investor Member)

[see attached]